SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

Aqua America, Inc.
------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
_____________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2009
_____________________________________

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. will be held at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, PA 19026 at 10:00 A.M., local time, on Friday, May 8, 2009, for the following purposes:

1.	To elect three directors to the class of directors for terms expiring at the 2012 Annual Meeting;

2.	To approve the 2009 Omnibus Equity Compensation Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year;

4.	To consider and act upon a shareholder proposal regarding the preparation and publication of a sustainability report, if properly presented at the meeting; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 16, 2009 will be entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

ROY H. STAHL
Secretary
April 3, 2009

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
MAY 8, 2009

The Notice of Annual Meeting, Proxy Statement and 2008 Annual Report to Shareholders are
available at: http://ir.aquaamerica.com/

AQUA AMERICA, INC.
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania 19010
__________________________________

PROXY STATEMENT
__________________________________

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aqua America, Inc. (“Aqua America” or the “Company”) to be used at the Annual Meeting of Shareholders to be held Friday, May 8, 2009 and at any adjournments or postponements thereof (“2009 Annual Meeting” or the “meeting”).

     The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained The Altman Group to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee paid to The Altman Group for normal proxy solicitation is $6,500 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

     The Notice of Annual Meeting of Shareholders, this proxy statement and Annual Report to Shareholders for the year ended December 31, 2008, including financial statements and other information with respect to the Company and its subsidiaries (the “Annual Report”), are being sent electronically to those shareholders of record as of March 16, 2009 who requested electronic delivery of these materials and mailed by standard mail, to all other shareholders of record as of March 16, 2009, for the first time on or about April 3, 2009. Additional copies of the Annual Report may be obtained by writing to the Company at the address and in the manner set forth under “Additional Information” on page 53.

PURPOSE OF THE MEETING

     As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to elect three directors to hold office as provided by law and the Company’s Bylaws. The shareholders will also be requested to:

  to approve the 2009 Omnibus Equity Compensation Plan;

  ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year; and

  consider and act upon a shareholder proposal regarding the preparation and publication of a sustainability report, if properly presented at the meeting (the “Shareholder Proposal”).

VOTING AT THE MEETING

General

     Holders of shares of the Company’s Common Stock of record at the close of business on March 16, 2009 are entitled to vote at the meeting. As of that date, there were 135,647,371 shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

     The Company’s charter and bylaws provide that the affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting on the recommendation of a vote of a majority of the entire Board of Directors. The Company’s bylaws also provide that the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action with respect to any other matter properly brought before the meeting.

Manner of Voting

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, you may vote electronically, over the Internet or by telephone, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

     Execution of the accompanying proxy or voting electronically or by telephone will not affect a shareholder’s right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically or by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

Quorum

     A quorum of shareholders is necessary to hold a valid meeting for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Broker Non-Votes

     A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the election of directors and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year, even if the record holder does not receive voting instructions from you. The record holder may not vote on the 2009 Omnibus Equity Compensation Plan or the Shareholder Proposal without instructions from you. Without your voting instructions on these matters, a broker non-vote will occur.

Proposal No. 1 – Election of Directors

     Under the Company’s charter and bylaws, directors are elected by a plurality of the votes cast at the meeting. A plurality means that the three director nominees receiving the most votes FOR election to a director position will be elected as directors. Votes may be cast FOR or WITHHOLD for each nominee. WITHHOLD votes and broker non-votes will be excluded entirely from the vote to elect directors and will have no effect, other than for purposes of determining the presence of a quorum. Thus, the three director nominees with the most FOR votes will be elected at the meeting.

Proposal No. 2 – Approval of the 2009 Omnibus Equity Compensation Plan

     Under the Company’s charter and bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to approve the 2009 Omnibus Equity Compensation Plan. For purposes of determining whether this proposal is approved under the Company’s charter and bylaws, abstentions and broker non-votes will not be considered votes cast, however abstentions will be considered votes cast on this proposal for purposes of determining whether this proposal receives the requisite shareholder approval under the NYSE rules discussed below.

     In addition, under NYSE rules, the total votes cast on this proposal must represent greater than 50% in interest of all shares entitled to vote on this proposal (the “Outstanding Shares”) and a majority of the votes cast must be cast FOR this proposal. Under NYSE rules, abstentions will count as votes cast on this proposal. Therefore, the total number of abstentions and votes cast FOR and AGAINST (collectively, the “Shares Voted”) must exceed 50% of the Outstanding Shares and the number of votes cast FOR must exceed the total number of abstentions and votes cast AGAINST. Because your bank, broker or other holder of record does not have discretionary voting authority to vote your shares on this proposal absent specific instructions from you, broker non-votes could create a situation where the Shares Voted do not exceed 50% of the Outstanding Shares. It is therefore important that you vote, or direct the holder of record to vote, on this proposal.

Proposal No. 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year

     Under the Company’s charter and bylaws, the affirmative vote of a majority of the votes cast by those shareholders present in person or by proxy at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year. Abstentions and broker non-votes will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

Proposal No. 4 – Shareholder Proposal

     Under the Company’s charter and bylaws, the affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to approve this proposal because it is not being brought before the meeting on the recommendation of a majority of the Board of Directors. Abstentions and broker non-votes will not be considered votes cast on this proposal and, therefore, will have no effect, other than for purposes of determining the presence of a quorum.

     Since the Shareholder Proposal is presented in the form of a request to the Board of Directors, approval of the Shareholder Proposal will not have the effect of requiring the Company to prepare a sustainability report, but will represent simply an expression of the wishes of the shareholders on that subject. The Board of Directors would still be required by statute to decide whether it would be in the best interests of the Company to prepare a sustainability report and could decide in the exercise of its business judgment not to have the Company prepare such a report or to prepare a report in form and substance different than as requested in the Shareholder Proposal.

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically or telephonically regardless of whether or not you plan to attend the meeting.

(PROPOSAL NO. 1)

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

     In accordance with the Company’s Corporate Governance Guidelines, the Chairman of the Corporate Governance Committee reported to the Corporate Governance Committee that Nicholas DeBenedictis, Lon R. Greenberg and Richard H. Glanton, the three directors with terms expiring at the 2009 Annual Meeting would be willing to serve on the Board of Directors for an additional three-year term. The Corporate Governance Committee reviewed the qualifications of the three directors in relation to the criteria for candidates for nomination for election to the Board under the Company’s Corporate Governance Guidelines. The Corporate Governance Committee, with Mr. Glanton abstaining with respect to his nomination, voted to recommend to the Board of Directors, and the Board of Directors approved, the nomination of Mr. DeBenedictis, Mr. Glanton and Mr. Greenberg for election to the class of directors to be elected at the 2009 Annual Meeting.

     Therefore, three directors, Mr. DeBenedictis, Mr. Glanton and Mr. Greenberg, will stand for election by a plurality of the votes cast at the 2009 Annual Meeting, and six directors will continue to serve until either the 2010 or 2011 Annual Meetings, depending on the period remaining in each of their terms. At the 2009 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes that the nominees will be available to serve.

     The Board of Directors recommends that the shareholders vote FOR the election of Mr. DeBenedictis, Mr. Glanton and Mr. Greenberg as directors.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     For each of the three nominees for election as directors at the 2009 Annual Meeting and the six directors in the classes of directors whose terms of office are to expire either at the 2010 Annual Meeting or the 2011 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and directorships of public companies and other organizations held by each.

NOMINEES FOR ELECTION AT 2009 ANNUAL MEETING
Nicholas DeBenedictis Ardmore, PA Director since 1992

Mr. DeBenedictis has served as Chief Executive Officer of the Company since July 1992 and Chairman of the Board since May 1993. He also serves as Chairman and Chief Executive Officer of the Company’s principal subsidiaries, including Aqua Pennsylvania, Inc. Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon). From December 1986 to April 1989, he served as President of the Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of Environmental Resources. Mr. DeBenedictis is a director of Exelon Corporation, P.H. Glatfelter Company and Met-Pro Corporation. He also serves on the Boards of many non-profit, civic and business organizations. Age: 63.

Richard H. Glanton Philadelphia, PA Director since 1995

Mr. Glanton is Chairman of the Philadelphia Television Network, a privately-held media company. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003 to 2007. From 1986 to 2003 he was a partner in the law firm of Reed Smith LLP in Philadelphia. Mr. Glanton is a director of The GEO Group, Inc. Age: 62.

Lon R. Greenberg Wyndmoor, PA Director since 2005

Mr. Greenberg has been Chairman of the Board of Directors of UGI Corporation since August 1996 and Chief Executive Officer since August 1995. He was formerly President (July 1994 to August 2005), Vice Chairman of the Board (1995 to 1996) and Senior Vice President – Legal and Corporate Development (1989 to 1994) of UGI Corporation. Mr. Greenberg also serves as a director of UGI Utilities, Inc. and AmeriGas Propane, Inc. Age: 58.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010
Richard L. Smoot Radnor, PA Director since 1997

In 2002, Mr. Smoot retired as Regional Chairman Advisory Board Philadelphia and Southern New Jersey, The PNC Financial Services Group, a position he held since 2001. From 1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia and Southern New Jersey, and its predecessor, Provident National Bank. He also served as Executive Vice President responsible for Operations and Data Processing for the Bank from 1987 to 1991. Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First Vice President and Chief Operating Officer of the Federal Reserve Bank of Philadelphia. Mr. Smoot retired as Chairman of The Philadelphia Orchestra in December 2005 and as Chairman of The Settlement Music School in July 2005. Mr. Smoot is also a director of P.H. Glatfelter Company and Southco Inc. Age: 68.

William P. Hankowsky Philadelphia, PA Director since 2004

Mr. Hankowsky has been Chairman, President and Chief Executive Officer of Liberty Property Trust, a fully integrated real estate firm, since 2003. Mr. Hankowsky joined Liberty in 2001 as Executive Vice President and Chief Investment Officer. Prior to joining Liberty, he served for 11 years as President of the Philadelphia Industrial Development Corporation. Prior to that, he was Commerce Director for the City of Philadelphia. Mr. Hankowsky serves on the Board of Citizens Financial Group and on various charitable and civic boards, including the Philadelphia Convention and Visitors Bureau, The Philadelphia Board of Trade and the Kimmel Regional Performing Arts Center. Age: 57.

Andrew J. Sordoni, III Forty Fort, PA Director since 2006

Mr. Sordoni is Chairman of Sordoni Construction Services, Inc., a building construction and management services company and has been an officer of that company since 1967. Mr. Sordoni was Chairman or President of C-TEC Corporation, a diversified telecommunications company from 1979 to 1993. Since 1974 he has headed Sordoni Foundation, Inc. and has served as a director of various business and charitable organizations. He is also a director of Harsco Corporation. Age: 65.

DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2011
Mary C. Carroll Bryn Mawr, PA Director since 1981

Ms. Carroll is a consultant and an advisor to nonprofit corporations, businesses and government agencies and is a well-recognized civic volunteer. She is the Honorary Trade Representative of Nepal and Chairman of the Nepal Foundation. She is a founder, director or trustee of various civic and charitable organizations, including the YMCA of Philadelphia and Vicinity and the Friends of Patan Hospital. Age: 68.

Dr. Constantine Papadakis Wayne, PA Director since 2005

Dr. Papadakis is President of Drexel University, a position he has held since 1995. From 1986 to 1995, Dr. Papadakis was Dean of the College of Engineering at the University of Cincinnati, and from 1984 to 1986 he was Professor and Head of the Civil Engineering Department of Colorado State University. He serves on the Board of Directors of Met-Pro Corporation, AMKOR Technology Inc., CDI Corp., Mace Security International, Inc. and various charitable and civic organizations. Age: 63.

Ellen T. Ruff Charlotte, NC Director since 2006

Ms. Ruff is President, Office of Nuclear Development, for Duke Energy Corporation, a leading energy company focused on electric power and gas distribution operations, and other energy services in the Americas. From April 2006 through December 2008, Ms. Ruff was President of Duke Energy Carolinas, one of the nation’s largest electric utilities that provides electricity and other services to customers in North Carolina and South Carolina. Ms. Ruff joined the Duke Energy organization in 1978 and has held various positions since then, including most recently, Vice President and General Counsel of Corporate, Gas and Electric Operations in January 1999, Senior Vice President and General Counsel for Duke Energy in February 2001, Senior Vice President of Asset Management for Duke Power in August 2001, Senior Vice President of Power Policy and Planning in February 2003, Group Vice President of Power Policy and Planning in March 2004 and Group Vice President of Planning and External Affairs in March 2005. Ms. Ruff serves on the Executive Committee of the North Carolina Citizens for Business and Industry Board of Directors. Age: 60.

CORPORATE GOVERNANCE

     The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address and in the manner set forth under “Additional Information” on page 53.

DIRECTOR INDEPENDENCE

     The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship such director may have with the Company. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the listing standards of the NYSE. Under the Company’s Corporate Governance Guidelines, a director will not be deemed independent if:

  the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years an executive officer of the Company;

  (A) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time;

  the director or an immediate family member is or, has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

  the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member who is not an executive officer, other than compensation for service as an employee of the Company;

  the director is an executive officer or employee, or someone in her/his immediate family is an executive officer, of another company that, during any of the other company’s past three fiscal years made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded the greater of $1 million or two percent of the other company’s consolidated gross revenues; or

  the director serves as an executive officer of a charitable organization and, during any of the charitable organization’s past three fiscal years, the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded the greater of $1 million or two percent, of the charitable organization’s consolidated gross revenues.

     In addition to these categorical standards, no director will be considered independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, stockholder, director or officer, of an organization that has a relationship with the Company). When making independence determinations, the Board broadly considers all relevant facts and circumstances surrounding any relationship between a director or nominee and the Company. Transactions, relationships and arrangements between directors or members of their immediate family and the Company that are not addressed by the categorical standards may be material depending on the relevant facts and circumstances of such transactions, relationships and arrangements. The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations:

1.

The Company made contributions during 2008 to charitable or civic organizations for which the following directors serve as directors, trustees or executive officers: Ms. Carroll, Mr. Glanton, Mr. Greenberg, Mr. Hankowsky, Dr. Papadakis, Mr. Smoot and Mr. Sordoni. None of the Company’s contributions exceeded the greater of $200,000 or 5% of the recipient organization’s annual revenues.

2.

The Company purchases energy at normal tariff rates from Exelon Corporation, Duke Energy Carolinas and UGI Corporation or their affiliates for which Mr. Glanton, Ms. Ruff and Mr. Greenberg, respectively, serve or served as executive officers. The amounts paid by the Company to these other entities are not material to these other entities.

3.

The Company provides water service at normal tariff rates to Liberty Property Trust, UGI Corporation, Exelon Corporation and Drexel University or their affiliates for which Mr. Hankowsky, Mr. Greenberg, Mr. Glanton and Dr. Papadakis, respectively, serve or served as executive officers. The amounts paid to the Company by these other entities are not material to these other entities.

4.

Mr. DeBenedictis is a member of the Board of Directors, but not the compensation committee, of Exelon Corporation, for which Mr. Glanton served as an executive officer. Mr. DeBenedictis is also a member of the Board of Trustees of Drexel University for which Dr. Papadakis serves as an executive officer.

5.	Mr. DeBenedictis serves on the board of directors of other companies and of civic or charitable organizations with Mr. Greenberg, Mr. Hankowsky, Dr. Papadakis, Mr. Smoot and Mr. Sordoni.

6.

The Company has paid Liberty Property Trust amounts under the Company’s normal developer refund agreement and Mr. Hankowsky serves as an executive officer of Liberty Property Trust. The Company has banking arrangements with Citizens Financial Group or its affiliates and Mr. Hankowsky is a member of the Board of Directors of Citizens Financial Group. The amounts paid by the Company to these other entities are not material to these other entities.

     Based on a review applying the categorical standards set forth in the Company’s Corporate Governance Guidelines and considering the relevant facts and circumstances of the transactions, relationships and arrangements between the directors and the Company described above, the Board of Directors has affirmatively determined that each nominee for director and each of the Company’s other directors, other than Mr. DeBenedictis, the Company’s Chief Executive Officer, is independent.

     Under the terms of the Company’s Corporate Governance Guidelines, the Chair of the Corporate Governance Committee serves as the presiding independent director. The presiding independent director’s responsibilities include: presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management directors; serving as liaison between the Chairman and the independent directors; reviewing information sent to the Board; reviewing meeting agendas for the Board; reviewing meeting schedules to assure that there is sufficient time for discussion of all agenda items; calling meetings of the independent directors, if appropriate; and, if requested by major shareholders, ensuring that he is available for consultation and direct communications with such shareholders.

     In 2005, the Board of Directors approved share ownership guidelines that require each director to own shares of Company common stock having a value equal to five times the annual cash retainer for directors. Directors have up to five years to attain this guideline share ownership level. As of January 31, 2009, six directors met these guidelines. Three directors who joined the Board in 2005 and 2006 did not yet meet the guidelines.

CODE OF ETHICS

     The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as defined by the rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code of Ethical Business Conduct covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company’s Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address and in the manner set forth under “Additional Information” on page 53. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officers or directors) on its Web site.

POLICIES AND PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

     The Board has a written policy with respect to Related Person Transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under SEC regulations. The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and ratifying any related party transaction. The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

BOARD AND BOARD COMMITTEES

     The Board of Directors held five meetings in 2008. The Company’s Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Corporate Governance Committees. The Board may also from time to time appoint an ad hoc Finance Committee to approve the terms of the Company’s financings. The Pension Committee, which is comprised of senior management of the Company, reports periodically to the Board of Directors. Ms. Carroll serves as an advisor to the Pension Committee. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which each such director served in 2008. The Board of Directors encourages all directors to attend the Company’s Annual Meeting of Shareholders. All the directors were in attendance at the 2008 Annual Meeting of Shareholders, except Mr. Hankowsky, whose company’s annual meeting was held on the same day.

     Each of the standing Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s Web site, www.aquaamerica.com, or by contacting the Company at the address and in the manner set forth under “Additional Information” on page 53.

     The current members of the standing Committees of the Board of Directors are as follows:

Executive Committee	Executive Compensation Committee	Audit Committee
Nicholas DeBenedictis*	William P. Hankowsky*	Richard L. Smoot*
Richard H. Glanton	Lon R. Greenberg	William P. Hankowsky
William P. Hankowsky	Ellen T. Ruff	Andrew J. Sordoni, III
Richard L. Smoot

Corporate Governance Committee
Richard H. Glanton*
Mary C. Carroll
Constantine Papadakis
____________________

* Chairman

Executive Committee

     The Company’s Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2008. The Executive Committee currently has four members, and the Chairman of the Company serves as Chairman of the Executive Committee.

Audit Committee

     The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate and are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee was required to meet at least four times during the year and met four times during 2008. The Audit Committee operates pursuant to a Board approved charter which states its duties and responsibilities. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements, and to monitor the independence of the Company’s independent registered public accounting firm. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

     The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that such services are compatible with the independent registered public accounting firm maintaining its independence. For more information, see the Audit Committee Report on page 38.

Executive Compensation Committee

     The Executive Compensation Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Executive Compensation Committee operates pursuant to a Board approved charter which states its duties and responsibilities. The Executive Compensation Committee has the power to, among other things, administer and make awards under the Company’s equity compensation plans. In addition, the Executive Compensation Committee reviews the recommendations of the Company’s Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of such executive officers and the Company’s Chief Executive Officer for the ensuing year. The Executive Compensation Committee held three meetings in 2008.

Corporate Governance Committee

     The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors as defined by the NYSE. The Corporate Governance Committee operates pursuant to a Board approved charter which states its duties and responsibilities, which include identifying and considering qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. In addition, the Chair of the Corporate Governance Committee conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee also reviews and approves, ratifies or rejects related person transactions under the Company’s written policy with respect to related person transactions. The Corporate Governance Committee met once during 2008.

OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 31, 2009 with respect to shares of Common Stock of the Company beneficially owned by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

	Sole voting and/or sole	Shared voting and/or		Total and percent of
Beneficial Owner	investment power(1)	shared investment power		class outstanding(2)
Mary C. Carroll	14,279	3,386	(3)	17,665
Nicholas DeBenedictis	602,386	282,091	(4)	884,477
Christopher H. Franklin	93,622			93,622
Richard H. Glanton	6,950	—		6,950
Lon R. Greenberg	—	4,200	(5)	4,200
William P. Hankowsky	6,860			6,860
Karl M. Kyriss	72,938	875	(6)	73,813
Constantine Papadakis	5,402	—		5,402
Ellen T. Ruff	3,000	—		3,000
David P. Smeltzer	174,252	—		174,252
Richard L. Smoot	15,462	—		15,462
Andrew J. Sordoni	46,686	12,536	(7)	59,222
Roy H. Stahl	228,454	30,001	(8)	258,455
All directors, nominees and executive
officers as a group (15 persons)	1,435,574 (9)	357,195	(10)	1,792,769	(1.32%)
____________________

(1)	Includes shares held under the Company’s Thrift Plan.

(2)	Percentages for each person or group are based on the aggregate shares of Common Stock outstanding as of January 31, 2009 (135,393,041 shares) and all shares issuable to such person or group upon exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of January 31, 2009 has not been shown.

(3)	The shareholdings indicated are owned of record by Ms. Carroll’s husband. Ms. Carroll disclaims beneficial ownership of these shares.

(4)	The shareholdings indicated include 2,926 shares owned by Mr. DeBenedictis’ wife. Mr. DeBenedictis disclaims beneficial ownership of these shares.

(5)	The shareholdings indicated are owned jointly with Mr. Greenberg’s wife.

(6)	The shareholdings indicated are owned jointly with Mr. Kyriss’ wife.

(7)	The shareholdings indicated include 2,000 shares owned of record by Mr. Sordoni’s wife and 10,000 shares owned by a trust for the benefit of Mr. Sordoni’s children and with respect to which Mr. Sordoni’s wife is trustee. Mr. Sordoni disclaims beneficial ownership of these shares.

(8)	The shareholdings indicated are owned jointly with Mr. Stahl’s wife.

(9)	The shareholdings indicated include 859,092 shares issuable to such group upon exercise of outstanding stock options exercisable under the 1994 and 2004 Equity Compensation Plans and exercisable on or before March 31, 2009, including 282,650 shares issuable to Mr. DeBenedictis, 163,842 shares issuable to Mr. Stahl, 128,265 shares issuable to Mr. Smeltzer, 62,830 shares issuable to Mr. Kyriss, 79,017 shares issuable to Mr. Franklin and 142,488 shares issuable to the other executive officers.

(10)	The shareholdings indicated include 357,195 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members or (iv) in trusts for adult children.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     In this Compensation Discussion and Analysis, we address the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

Objectives of Aqua America’s Compensation Program

     Our executive compensation program is designed to motivate our executives to achieve our goals of providing our customers with quality, cost-effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

     Toward that end, our compensation program is designed to meet the following objectives:

  provide compensation levels that are competitive with those provided by other companies with which we may compete for new executive talent;

  motivate executives to achieve annual customer service-oriented objectives and strategic business initiatives and reward them for their performance in achieving these objectives and initiatives;

  create a strong link between the compensation of our executives and our financial performance and shareholder value; and

  retain executives of significant abilities.

     In administering the executive compensation program, the Executive Compensation Committee (the “Compensation Committee”) attempts to strike an appropriate balance among the elements of our compensation program to achieve the objectives described above. Each of the elements of the program is discussed in greater detail below.

Elements of Aqua America’s Compensation Program

     Our executive compensation program is composed of the following six elements, which we believe are important components of a well-designed, balanced, and competitive compensation program:

  Base Salary

  Annual Cash Incentive Awards (referred to as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 21)

  Equity Incentives

  Retirement Benefits

  Non-Qualified Deferred Compensation Plans

  Change-in-Control Agreements

     We utilize these six elements to achieve the objectives of our compensation program as follows:

  competitively benchmarked base salaries are designed to attract and retain executives consistent with their talent and experience and market-based salary increases are designed to recognize the executive’s performance of their duties and responsibilities;

  promotions and related salary increases are designed to encourage executives to assume increased job duties and responsibilities;

  annual cash incentive awards are intended to reward executives and other employees for improving the quality of service to our customers, controlling the cost of service to our customers by managing expenses and improving performance, achieving economies of scale by the acquisition of additional water and wastewater systems that can benefit from our resources and expertise, and enhancing our financial viability and performance by the achievement of annual objectives;

  equity incentives are designed to align the interests of our executives with our shareholders and to reward executives and other employees for enhancing our financial health and performance and achieving increases in shareholder value and to help retain executives due to the longer term nature of these incentives;

  retirement benefits are intended to assist executives and other employees to provide income for their retirement;

  our non-qualified deferred compensation plan is designed to allow eligible executives to defer current income until a later date, either following retirement or other separation from employment; and

  change-in-control agreements with selected executive officers are designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of Aqua America.

     As used in this description, the total of base salary and annual cash incentive compensation is referred to as “total cash compensation” and the total of base salary, annual cash incentive compensation and equity incentive compensation is referred to as “total direct compensation”.

Benchmarking Competitive Compensation and the Role of the Committee’s Consultant

     The Compensation Committee has retained Towers Perrin, a nationally-recognized compensation consulting firm, as the Committee’s consultant to assist the Committee in designing and assessing the competitiveness of our executive compensation program. Annually, the Compensation Committee requests the consultant to develop a market rate or benchmark for base salary, total cash compensation and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the compensation level which would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope and in an organization of similar size and type as the Company. The executive officers are then grouped into salary grades, which include a salary grade midpoint, a range of target annual cash incentives as a percentage of salary and a range of target equity incentive awards as a percentage of base salary based on the recommendations of the Chief Executive Officer and approval by the Compensation Committee. In light of the broad scope of responsibilities for the Chief Executive Officer, he is in a higher salary grade than the other named executive officers and is paid commensurately more.

     In developing the market rates for the executive officers, the consultant uses survey data from utility companies in the consultant’s utility industry database, an independent water utility compensation survey, and the consultant’s general industry database, which together is referred to as the “Composite Market”. The Composite Market is composed of approximately 62 companies from the consultant’s utility industry database, 8 water utility companies from the independent water utility database and approximately 800 companies that participate in the consultant’s general industry database. Information on compensation for positions in these databases with similar scopes of responsibilities is compared primarily based on the revenues of the organizations in the databases. For instance, a chief executive officer in a company with higher revenues is usually paid more than a chief executive officer in a company with lower revenues. Due to the relatively limited number of investor-owned water utility companies, the Compensation Committee believes that using this broad survey data provides reasonable and reliable data for determining competitive compensation levels. Towers Perrin uses regression analysis to size-adjust the survey data for each named executive officer’s scope of responsibilities, where possible.

     In measuring the competitiveness of the Company’s executive compensation program, the Compensation Committee targets competitive compensation levels for total cash compensation for the Company’s executive officers at the 50th percentile of compensation levels for size-adjusted utility companies in the Composite Market and targets competitive compensation levels for equity incentives for the executive officers at the 50th percentile of a 50/50 blend of size-adjusted utility companies and general businesses in the Composite Market. We believe that a blended approach is appropriate for equity incentives in order to place a strong focus on creating value for Aqua America’s shareholders and to enable us to compete for talent both within and outside of the traditional utility industry.

     The Committee considers target total direct compensation levels that are within a range of 15% of the market rates developed by the consultant for each position to be competitive. Variances within this range can be a result of performance, experience and other factors. The average of the total cash compensation for the Company’s seven executive officers was 6% below the competitive benchmark, and the average of the total direct compensation for the Company’s seven executive officers was 4% below the competitive benchmark, for these amounts at the beginning of 2009. Since it is impossible to predict the extent to which performance objectives and financial targets will be achieved, annual cash incentives are valued at their target value and equity awards are valued at their value at the time of grant for purposes of setting the portion of the executive’s total compensation package represented by these elements. Payouts of prior cash incentives and changes in the value of equity incentives granted in previous years are not taken into account in determining the amounts of current awards because annual incentives are intended to reward annual performance and the Committee makes grants of equity incentives based on their grant date value and the applicable competitive benchmarks for each executive’s position.

Determination of Actual Compensation

     The Committee determines the actual amount of each element of annual compensation to award to the Company’s executive officers, including the named executive officers, with the goal of having the target total direct compensation for the executive officers around a range of +/- 15% of the market rate for their position over time. We emphasize pay for performance, especially for our higher level executives. Therefore, the named executive officers tend to receive a sizable portion of their total annual compensation from annual cash incentives and equity incentives. In addition, the percentages of total direct compensation represented by base salary, annual cash incentives and equity incentives for the named executive officers are in line with the percentages represented by these elements of total direct compensation for the competitive market rate benchmarks.

Base Salary

     A competitive base salary is necessary to attract and retain a talented and experienced workforce. Actual salaries for the named executive officers are determined by the Committee by considering both the market rate for the position and internal equity with both the other named executive officers and other employees in the Company. The Committee’s goal is to maintain base salaries around a range of +/- 15% of the market rate over time for each of the named executive officers, although deviations from this goal may occur due to promotions, the executive’s performance and the time the executive has been in a particular salary grade. Base salaries are considered for adjustment annually and adjustments are based on general movement in external salary levels, changes in the market rate for the named executive officers’ positions provided by the Committee’s consultant, the executive’s salary in relation to the midpoint of his or her salary grade, individual performance, internal equity and changes in individual duties and responsibilities. For 2008, the salary increases for the named executive officers averaged 6.2%.

Annual Cash Incentive Awards

     Annual cash incentives under the Annual Cash Incentive Compensation Plan are intended to motivate management to focus on the achievement of annual objectives that will, among other things, improve the level of service to our customers, control the cost of service and enhance our financial performance. The annual cash incentive portion of the compensation package is based on a target incentive award for each executive, which is stated as a percentage of their base salary. The Compensation Committee selects a target annual incentive percentage for each executive so that the executive’s target total cash compensation, consisting of base salary and target annual cash incentive, when combined with the executive’s target equity incentives, is generally around a range of +/- 15% of the total direct compensation for the market rate for that position.

     Actual annual incentive awards for executive officers are calculated using the following formula:

Salary x Target Incentive Percentage x Company Factor x Individual Factor

     The Individual Factor is a percentage based on the executive’s performance against individual objectives established each year. The Company Factor is a percentage based on the performance of the Company, or the appropriate business unit of the Company, against an annual financial target.

     The Company Factor ranges from 50%, if 90% of the annual financial performance target is achieved, to 125%, if 110% or more of the annual financial target is achieved. Prior to 2009, if the applicable company or operating unit did not achieve at least 90% of its financial target, the Company Factor would be 0%. Under the Annual Cash Incentive Compensation Plan starting in 2009, the Company Factor will be 0% unless the company or business unit achieves at least 75% of the annual financial performance target, 60% if the company or business unit achieves 90%

of its financial target and 100% if the company or business unit achieves 100% of its financial target. The upper range of the Company Factor scale has not changed. We feel that this approach strikes a reasonable balance between pay for performance and encouraging our management team to make appropriate decisions for the longer-term interest of the Company.

     The financial performance target for determining the Company Factor for executives with overall corporate responsibilities has been Aqua America’s budgeted annual net income. The financial performance target for executives with operating unit responsibilities has been a combination of Aqua America’s budgeted annual net income and the budgeted annual earnings before interest, taxes and depreciation (“EBITD”) of the executive’s particular operating unit or units. By tying the Company Factor for executives with operating unit responsibilities primarily to the financial performance of their operating unit or units, we believe that the operating executives will have a closer correlation between their actions and the Company Factor component of their annual cash incentive compensation. EBITD was chosen as the appropriate financial measure for operating unit executives since these executives do not have direct responsibility for decisions affecting interest, taxes and depreciation charges. In the case of both the net income and EBITD measures, the impact of any unbudgeted extraordinary gains or losses as a result of changes in accounting principles may be excluded and results may be adjusted for other factors as deemed appropriate by the Compensation Committee. For Messrs. DeBenedictis, Smeltzer and Stahl, the Company Factor is based on Aqua America’s budgeted net income. For Mr. Kyriss, the Company Factor is based 20% on Aqua America’s budgeted net income and 80% on EBITD for Aqua America’s Mid-Atlantic operations. For Mr. Franklin, who has substantial responsibilities for customer service and public affairs as well as his operating unit responsibilities, the Company Factor is based 30% on Aqua America’s budgeted net income, 40% on EBITD for Aqua Pennsylvania and 30% on EBITD for Aqua America’s Southern operations. For purposes of determining the Company Factor over the past three years, the range of Aqua America’s net income and EBITD was as follows:

	2008	2007	2006
Aqua America Net income	$95,041,800 to	$90,446,000 to	$87,459,000 to
	$116,162,200	$110,546,000	$106,895,000
Mid-Atlantic EBITD	$197,283,600 to	$183,549,000 to	$165,344,000 to
	$241,124,400	$224,337,000	$202,088,000
Southern EBITD	$34,450,200 to	N/A	N/A
	$42,105,800

     The Individual Factor ranges from 0% to 150% and is determined based on the individual executive’s performance against objectives established for the executive each year. Each named executive officer has approximately 8 to 10 individual objectives each year and each objective is assigned a point weighting. The Committee approves the objectives and point weighting for the Chief Executive Officer and the Chief Executive Officer approves the objectives and point weighting for the other executive officers. The executive must achieve objectives with a point rating of at least 70 points to be eligible to receive an annual cash incentive award. Achievement of objectives totaling 70 points would result in an Individual Factor of 70%. The total points that can be earned for achieving objectives at the expected level of performance are 90 points, resulting in an Individual Factor of 90%. A total of 110 points can be earned for measurable achievement above expected levels, resulting in an Individual Factor of 110%. Up to an additional 40 discretionary points can be awarded for exceptional performance or for achievements on matters not covered by the executive’s original objectives, for a maximum total Individual Factor of 150%. For the Chief Executive Officer, the Individual Factor has been based on 7 to 10 objectives with various points for each objective, which total 150 points for all the objectives combined. The Chief Executive Officer must also achieve at least 70 points to receive the minimum Individual Factor rating of 70%, and the maximum Individual Factor rating he can achieve is 150% based on achieving all of his objectives for the year as determined by the Compensation Committee.

     The annual objectives established for the executive officers, including the named executive officers, will vary depending on their primary areas of responsibility, but the majority of the objectives can be categorized into common areas of emphasis. These common areas of emphasis are customer growth and strategy, improving customer service, cost control, performance improvement, compliance and revenue improvement.

     Actual cash incentive awards under the Annual Cash Incentive Compensation Plan for the named executive officers are established by the Committee based on the applicable Company Factor, certified by the Company’s Chief Financial Officer, and each executive officer’s Individual Factor. For the Chief Executive Officer, the Committee

determines his Individual Factor based on the Committee’s assessment of the Chief Executive Officer’s performance against his objectives. For the other named executive officers, the Committee reviews and approves the Individual Factors based on the Chief Executive Officer’s assessment of the named executive officers’ performance against their objectives and possible discretionary points recommended by the Chief Executive Officer. For 2006 through 2008, the actual Company Factors ranged from 66% to 96% and the Individual Factors ranged from 107% to 150% for the named executive officers. Regardless of Aqua America’s financial performance, the Compensation Committee retains the authority to determine the final Company Factor, and the actual payment and amount of any annual cash incentive award is always subject to the discretion of the Compensation Committee. The Compensation Committee has not exercised this discretion to grant an annual cash incentive to a named executive officer outside of the provisions of the Plan or to deny a cash incentive award to a named executive officer that was otherwise earned under the Plan.

Equity Incentives

     Our use of equity incentives is intended to (1) align executive compensation with the enhancement of our financial stability and performance, and with shareholder interests by providing the participants with a long-term equity interest in Aqua America and (2) attract and retain talented employees. Under the terms of our 2004 Equity Compensation Plan, the Compensation Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of Aqua America and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

     As part of its review of the total compensation package for our executives, the Compensation Committee annually reviews our equity incentive compensation program. The Compensation Committee uses a combination of stock options, dividend equivalents and restricted stock, with vesting subject to performance criteria established by the Compensation Committee, to link executive long-term incentives to the enhancement of our long-term financial stability and performance and shareholder interests.

     Stock options have been the predominant form of equity incentive used by the Compensation Committee, since the Compensation Committee believes that stock options have provided a cost-effective method of achieving the objectives of the equity incentives. Stock option grants generally vest ratably over a period of three years following the date of grant. Dividend equivalents are used to supplement the stock option awards and to motivate executive performance to achieve results that will enable us to increase dividends for our shareholders. The Compensation Committee generally awards a number of dividend equivalents equal to the number of shares underlying stock options awarded to the executives each year. The Compensation Committee has used restricted stock on a selective basis to supplement the option and dividend equivalent awards to achieve target equity incentive levels for certain executives and as a retention tool for selected executives. The actual number of stock options, dividend equivalents and shares of restricted stock granted each year to the named executive officers is determined by the Committee so that the value of these awards when combined with the named executive officers’ base salary and target annual cash incentives, brings the named executive officers’ total direct compensation generally around a range of +/- 15% of the target total direct compensation for these positions over time, taking into account the period over which restricted stock awards are projected to vest.

     Each dividend equivalent entitles the grantee to receive in the future an amount of cash compensation equal to the dividends paid by Aqua America on a share of Common Stock for a particular period of time referred to as the accumulation period. For the dividend equivalents awarded to date, the Compensation Committee has set this accumulation period as four years from the date of grant. Pursuant to the requirements of Section 409A of the Internal Revenue Code governing deferred compensation such as the dividend equivalents, the previous method for determining the actual payment date for dividend equivalents, which was tied to the Company’s performance against performance criteria established by the Compensation Committee, is no longer permitted. As a result, the Compensation Committee has approved a new method for determining when dividend equivalents accrued for the grantee during the accumulation period will be paid. Under the new method, dividend equivalents accrued for a grantee from the date of grant through March 1 of the following year will be paid to the grantee by March 15 of the year following the year of grant. Subsequent dividend equivalents accrued from March 2 of one year to March 1 of the following year through the end of the applicable accumulation period will be paid by March 15 of that following year. In all cases, payment of the dividend equivalents is conditioned on the grantee being a full-time employee of the Company or its subsidiaries on the March 1 preceding the payment date, unless the grantee’s termination was a result of death, disability or retirement, as defined in the Equity Compensation Plan.

     From time to time, the Committee will make restricted stock grants that vest at the end of a given period of time or in increments over a period of years on the anniversaries of the grant date, in either case, subject to achievement of certain performance criteria. For the restricted stock grants made to date, these performance criteria require an increase in our annual operating income over previous periods.

     Awards of stock options, dividend equivalents and restricted stock are generally all made on the same grant date. The Compensation Committee bases its equity incentive awards for the executives each year on the competitive levels for these awards as described above and does not consider any increase or decrease in the value of past equity incentive awards in making this decision. The Compensation Committee has the discretion to accelerate the vesting of stock options and restricted stock grants and shorten the payment date for dividend equivalents despite the failure to achieve the designated performance criteria.

     In considering the number of stock options to be granted in total to all employees each year, the Compensation Committee considers the number of options outstanding and the number of options to be awarded as a percentage of Aqua America’s total shares outstanding. The number of options granted annually to all employees has been less than 1.0% of Aqua America’s total shares outstanding.

     It is our long-standing practice to set the exercise price for stock options equal to the fair market value of Aqua America’s stock on the date of grant, which for 2007 and 2008 was the closing price for our common stock on the date of grant. It is our policy to make the grant date of equity compensation grants (options, dividend equivalents and restricted stock) the date that the Compensation Committee approves the grants, which is either the date of the Committee’s meeting or the date of the Board meeting following the Committee’s meeting. The meeting dates for all Board and Compensation Committee meetings, including the dates for the Compensation Committee to approve the equity grants is set in the fall of the preceding year for the coming year, subject to changes for scheduling conflicts, and is independent of the timing of our disclosure of any material non-public information other than our normal annual earnings release.

     As set forth in Proposal No. 2 starting on page 39, we are requesting that the shareholders approve a new Omnibus Equity Compensation Plan to replace the 2004 Equity Compensation Plan. The new Plan includes additional types of equity awards, such as restricted stock units and stock appreciation rights, which we believe are commonly included in equity compensation plans of other companies. We feel that providing this broader array of equity-based awards will allow the Committee more flexibility to tailor future equity grants to best meet the Company’s objectives for such awards. If the new Omnibus Equity Compensation Plan is approved by the shareholders, a maximum of 5,000,000 shares will be issued under the Plan, subject to adjustments as provided in the Plan, and no further grants will be made under the 2004 Equity Compensation Plan.

Retirement Plans

     Our qualified retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Our non-qualified retirement plans are intended to: (1) provide executives with a retirement benefit that is comparable on a percentage of salary basis to that of our other employees participating in our qualified pension plan by providing the benefits that are limited under current Internal Revenue Service regulations; and (2) provide our Chief Executive Officer with a total retirement benefit based on 25 years of service at normal retirement age. Starting in 2009, the Company has begun to fund the trust for the benefits under the non-qualified retirement plans using trust-owned life insurance. An executive’s retirement benefits under our qualified and non-qualified retirement plans are not taken into account in determining the executive’s current compensation.

Non-qualified Deferred Compensation Plans

     We maintain a non-qualified Executive Deferred Compensation Plan that allows eligible members of management to defer all or a portion of their salary and annual cash incentives. Through December 31, 2008, deferred amounts accrued interest at the rate of one percent over the prime rate of interest or could also be used to purchase universal life insurance. Starting January 1, 2009, deferred amounts, including previous deferrals, will be invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives. In addition, in order to provide executives with the full company matching contribution available to other employees, executives who choose to defer up to six percent of their salary under one of Aqua America’s 401(k) plans, but do not receive the full Aqua America matching contribution under the plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($15,000 for 2006 and $15,500 for 2007 and 2008), receive the portion of the Aqua America matching contribution that would otherwise be forfeited by the executive as an Aqua America contribution into the Executive Deferral Plan. Effective January 1, 2009, the Company has also begun to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance. An executive’s deferrals under our non-qualified deferred compensation plan are not taken into account in determining the executive’s current compensation.

Change-in-Control Agreements

     We maintain change-in-control agreements with certain executives, including the named executive officers. The change of control agreements entered into with executive officers are intended to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change of control of Aqua America. Under the terms of these agreements, the covered executives are entitled to certain severance payments and continuation of benefits if they experience a termination of employment other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Aqua America. (See the description of “Potential Payments Upon Termination or Change-in-Control” on pages 30 through 36.) These agreements are intended to induce the covered executives to remain with Aqua America and to reinforce and encourage their continued attention and dedication to their duties and responsibilities in the event of a possible change-in-control. These change-in-control agreements are referred to as “double trigger” agreements since they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change of control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control, although other benefits, such as the vesting of unvested stock options, restricted stock and accrued dividend equivalents, may be triggered under our other plans as a result of a change-in-control. Only the agreement with our Chief Executive Officer includes a provision allowing him to receive the benefits under the agreement if he resigns within 12 months after a change of control as a result of his determination that circumstances have changed with respect to Aqua America and he is no longer able to effectively perform his duties and responsibilities. Because of the unique role of a chief executive officer in a corporation, we believe that such a provision is appropriate. Each of the change-in-control agreements, except the agreement with the Chief Executive Officer, limit the amount of the payments under the agreements to the Internal Revenue Service’s limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the “Code”). The agreement with the Chief Executive Officer does not contain this limitation and requires Aqua America to reimburse him for certain tax impacts if the payments under his agreement exceeds the Section 280G limit by at least 10%. See “The Impact of Tax Considerations on Executive Compensation Decisions” on page 19. Payment under the Chief Executive Officer’s agreement is, however, contingent on his agreement to a 12 month non-compete agreement. We believe that the multiples of compensation and other benefits provided under the change-in-control agreements, as described on page 31 are consistent with practices in the market. Executives who receive payments under their change-in-control agreements in connection with their separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy, nor will our Chief Executive Officer be entitled to receive the severance payment under his employment agreement, as described on page 31.

The Role of Management in the Executive Compensation Process

     Our Chief Administrative Officer assists the Compensation Committee by preparing schedules showing the present compensation of executives and compiling the recommended salary grade midpoints, market rates, target annual cash incentives and target range of equity compensation awards from the information provided by the Compensation Committee’s consultant. Our Chief Executive Officer compiles and presents the supporting information for the individual executives’ performance against their objectives and his recommendations for any discretionary points for the calculation of the Individual Factor under the Annual Cash Incentive Compensation Plan. He also provides the Compensation Committee with his recommendations for annual salary increases, any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers. Our Chief Executive Officer also provides the Committee with his self assessment of his performance against his objectives. Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance for purposes of determining the Company Factor for the Annual Cash Incentive Compensation Plan and our performance against the criteria established by the Compensation Committee for the vesting of restricted stock grants. These financial measures are also certified by our Director of Internal Audit. Our Chief Executive Officer makes recommendations to the Committee with respect to the compensation awards for the named executive officers other than himself, but the ultimate decisions regarding compensation for these officers are made by the Compensation Committee.

The Impact of Tax Considerations on Executive Compensation Decisions

     While Aqua America’s executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to achieve our objectives as described above. Section 162(m) of the Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid individually to our Chief Executive Officer and the other named executive officers in any one year, subject to certain specified exceptions. We have determined that it may be appropriate for our Chief Executive Officer’s compensation to be at a level such that a portion is not deductible for federal income tax purposes.

     As noted above, under the change-in-control agreement with our Chief Executive Officer, our payments to our Chief Executive Officer will not be subject to limitations under Section 280G of the Code if the amounts payable to him under his agreement exceeds the Section 280G limit by more than 10%, and therefore, a portion of the payments may not be deductible. If the amounts payable to our Chief Executive Officer exceed the 280G limit by more than 10%, he shall be paid an additional amount such that the net amount he retains after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon such additional amount shall be equal to the payment otherwise due under the agreement. We included these provisions in our Chief Executive Officer’s change-in-control agreement because we did not want the potential excise tax to serve as a disincentive to our Chief Executive Officer’s pursuit of a change-in-control transaction that might otherwise be in the best interests of our shareholders. We believe that, in light of our Chief Executive Officer’s record of performance, this determination is appropriate.

Equity Ownership Requirements

     In 2005, the Board of Directors established stock ownership guidelines for the named executive officers. These executive officers are expected to hold Aqua America shares equal in value to at least five times base salary for our Chief Executive Officer and three times base salary for the other named executive officers. Shareholdings will include shares held under our 401(k) plans. These executive officers are expected to have shareholdings consistent with these guidelines by the fifth anniversary of the adoption of the guidelines or within five years after their becoming a named executive officer, if later. Each of the named executive officers, except Mr. Kyriss, who first became an executive officer in 2006, and Mr. Franklin, who first became a named executive officer in 2008, met these guidelines as of the end of 2008. It is the Company’s policy not to permit hedging or short-selling of the Company’s stock by its executive officers.

Recovery of Incentive Compensation

     In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Board reserves the right to review the incentive compensation received by the executives with respect to the period to which the restatement relates, recalculate Aqua America’s results for the period to which the restatement relates and seek reimbursement of that portion of the incentive compensation that was based on the misstated financial results from the executive(s) whose fraud or willful misconduct was the cause of the restatement.

COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 12 through 20 with management. Based on this review and discussion, the Committee recommended to the Company’s Board of Directors and the Board of Directors approved the inclusion of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and proxy statement for the 2009 Annual Meeting of Shareholders.

Respectfully submitted,

William P. Hankowsky, Chairman
Lon R. Greenberg
Ellen T. Ruff

CURRENT COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows compensation paid or earned by the Company’s Principal Executive Officer, Principal Financial Officer and the next three most highly compensated executive officers of the Company during the fiscal years ended December 31, 2006, 2007 and 2008.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
						Non-Equity	Non-qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)(1)	($)	($)(2)(4)	($)(3)(5)	($)(1)(6)	($)(7)	($)(8)	($)
Nicholas DeBenedictis	2008	486,808	—	403,892	331,538	452,182	520,595	206,499	2,401,514
Chief Executive Officer	2007	453,847	—	352,594	391,586	355,446	453,520	82,980	2,089,973
(Principal Executive Officer)	2006	417,120	—	272,610	424,748	346,909	333,285	189,688	1,984,360

David P. Smeltzer	2008	255,085	—	121,258	89,108	104,832	131,287	52,374	753,944
Chief Financial Officer	2007	236,249	—	114,763	97,348	83,054	64,636	25,156	621,206
(Principal Financial Officer)	2006	217,810	—	102,090	98,386	76,077	54,092	47,549	596,004

Roy H. Stahl	2008	275,158	—	122,642	101,951	121,888	166,592	67,036	855,267
Chief Administrative Officer,	2007	259,068	—	123,061	117,987	87,556	140,967	33,019	761,658
General Counsel and Secretary	2006	247,167	—	120,880	130,266	96,398	114,803	66,833	776,347

Karl M. Kyriss	2008	229,269	—	38,958	67,542	80,687	150,929	36,301	603,686
Regional President - Mid-Atlantic	2007	205,196	—	32,465	70,106	66,503	118,100	17,823	510,193
Operations	2006	189,215	—	—	66,505	58,033	83,568	28,273	425,594

Christopher H. Franklin	2008	197,269	—	38,958	62,319	49,650	56,647	33,697	438,540
Regional President - Southern
Operations and Senior V.P. Public
Affairs and Customer Operations
____________________

Notes:

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the individual.

(2)	Amounts for stock awards represent the dollar amount recognized for financial statement reporting purposes for the fair value of stock awards granted in 2008, 2007 and 2006 in accordance with SFAS 123R. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Amounts for option awards represent the dollar amount recognized for financial statement reporting purposes for the fair value of option awards granted in 2008, 2007 and 2006 as well as prior fiscal years, in accordance with SFAS 123R. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive.

The assumptions used in calculating the fair market value under SFAS 123R are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K. The fair value of options was estimated at the grant date using the Black-Scholes Option Pricing Model. Estimated values are based on assumptions as to such variables as interest rates, stock price volatility, dividend yield and the expected term of the options. Such assumptions are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(4)	Amounts for 2008 are based on the award of the following number of shares of restricted stock taken into account pursuant to SFAS 123R in 2008, but which were awarded in 2005, 2006, 2007 and 2008: 17,074 shares for Mr. DeBenedictis; 5,093 shares for Mr. Stahl; 5,019 shares for Mr. Smeltzer; 1,667 shares for Mr. Kyriss; and 1,667 shares for Mr. Franklin.

Amounts for 2007 are based on the award of the following number of shares of restricted stock taken into account pursuant to SFAS 123R in 2007, but which were awarded in 2004, 2005, 2006 and 2007: 14,944 shares for Mr. DeBenedictis; 5,278 shares for Mr. Stahl; 4,833 shares for Mr. Smeltzer; and 1,389 shares for Mr. Kyriss.

Amounts for 2006 are based on the award of the following number of shares of restricted stock taken into account pursuant to SFAS 123R in 2006, but which were awarded in 2003, 2004, 2005 and 2006: 12,611 shares for Mr. DeBenedictis; 6,056 shares for Mr. Stahl; and 4,944 shares for Mr. Smeltzer.

(5)	Amounts for 2008 are based on the award of the following number of stock options taken into account pursuant to SFAS 123R in 2008, but which were awarded in 2005, 2006, 2007 and 2008: 57,234 options for Mr. DeBenedictis; 17,575 options for Mr. Stahl; 15,320 options for Mr. Smeltzer; 11,588 options for Mr. Kyriss; and 10,921 options for Mr. Franklin.

Amounts in 2007 are based on the award of the following number of stock options taken into account pursuant to SFAS 123R in 2007, but which were awarded in 2004, 2005, 2006 and 2007: 70,164 options for Mr. DeBenedictis; 21,022 options for Mr. Stahl; 17,023 options for Mr. Smeltzer; and 12,015 options for Mr. Kyriss.

Amounts are based on the award of the following number of stock options taken into account pursuant to SFAS 123R in 2006, but which were awarded in 2003, 2004, 2005 and 2006: 88,517 options for Mr. DeBenedictis; 27,222 options for Mr. Stahl; 19,991 options for Mr. Smeltzer; and 12,916 options for Mr. Kyriss.

(6)	Non-Equity Plan Incentive Compensation is shown for the year in which the compensation is earned, regardless of when paid.

(7)	Includes earnings in 2008, earnings on deferred compensation that are above-market (above 120% of the applicable federal long-term rate as calculated on a monthly basis) of $11,288 for Mr. DeBenedictis, $378 for Mr. Stahl, $410 for Mr. Smeltzer and $9 for Mr. Franklin. In 2007, earnings on deferred compensation that are above-market (above 120% of the applicable federal long-term rate as calculated on a monthly basis) of $45,274 for Mr. DeBenedictis, $1,474 for Mr. Stahl, and $1,182 for Mr. Smeltzer. In 2006, earnings on deferred compensation that were above-market were $40,440 for Mr. DeBenedictis, $1,246 for Mr. Stahl, and $617 for Mr. Smeltzer. In 2008, the change in cash surrender of life insurance was $-29,451 for Mr. DeBenedictis, $-8,485 for Mr. Stahl and $5,079 for Mr. Franklin. In 2007, the change in cash surrender value of life insurance was $33,668 for Mr. DeBenedictis and $7,172 for Mr. Stahl. In 2006, the change in cash surrender of life insurance for 2006 was $32,269 for Mr. DeBenedictis and $3,619 for Mr. Stahl.

The change in pension value is based on the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the pension plan measurement date used for financial statement reporting purposes the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year.

(8)	In 2008, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $18,092 for Mr. DeBenedictis, $5,170 for Mr. Stahl, $5,115 for Mr. Smeltzer, $2,550 for Mr. Kyriss, and $2,550 for Mr. Franklin; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $173,663 to Mr. DeBenedictis, $50,035 to Mr. Stahl, $37,214 to Mr. Smeltzer, $24,809 to Mr. Kyriss and $24,809 to Mr. Franklin; and (iv) Company Matching contributions to the Company’s 401(k) plan.

In 2007, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $14,594 for Mr. DeBenedictis, $5,220 for Mr. Stahl, $4,879 for Mr. Smeltzer, and $1,825 for Mr. Kyriss; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $55,342 to Mr. DeBenedictis, $17,850 to Mr. Stahl, $11,996 to Mr. Smeltzer, and $7,933 to Mr. Kyriss; and (iv) Company Matching contributions to the Company’s 401(k) plan.

In 2006, the amount includes: (i) dividends on restricted stock grants pending their vesting or forfeiture of $12,268 for Mr. DeBenedictis, $5,241 for Mr. Stahl, $4,431 for Mr. Smeltzer, and $0 for Mr. Kyriss; (ii) amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount an participant can contribute as a salary deferral to the plan; (iii) dividend equivalents paid to the named executives during the year of $164,876 to Mr. DeBenedictis, $53,348 to Mr. Stahl, $26,113 to Mr. Smeltzer, and $20,860 to Mr. Kyriss; and (iv) Company Matching contributions to the Company’s 401(k) plan.

     Dividends on shares of restricted stock pending the release of the stock from restrictions are paid to the grantee and these amounts are included in the All Other Compensation column set forth above. Through December 31, 2008, amounts deferred by participants in the Company’s Executive Deferral Plan earned interest at the rate of the prime rate plus 1% or were used to purchase life insurance under a flexible premium universal life insurance policy, with any cash value under such policies being invested in a variety of investment funds offered by the insurance carrier under the policy. The above-market earnings on deferred compensation included in the Change in Pension Value and Non-Qualified Deferred Compensation Earning column are computed based on the basis of increases in the cash value of the insurance policies held under the Plan and the interest earned in any month during which the average interest rate at the prime interest rate plus 1% exceeded 120% of the average of the federal long-term rate for that month.

GRANTS OF PLAN-BASED AWARDS

     The following table sets forth information regarding equity and non-equity awards granted to the named executive officers in 2008.

Grants of Plan-Based Awards

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Number of	Exercise or	Fair Value of
		Non-Equity Incentive Plan			Equity Incentive Plan Awards			of Shares	Securities	Base Price	Stock and
		Awards(1)			(5)(9)			of Stock	Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(2)	($)(3)	($)(4)	(#)	(#)	(#)	(#)	(#)(6)	($/Sh)(7)	($)(8)
N. DeBenedictis	2/26/08	121,275	346,500	649,688	n/a	22,000	n/a	—	55,000	20.18	670,560
D. Smeltzer	2/26/08	36,400	104,000	195,000	n/a	5,000	n/a	—	15,000	20.18	162,700
R. Stahl	2/26/08	39,200	112,000	210,000	n/a	5,000	n/a	—	17,000	20.18	170,940
K. Kyriss	2/26/08	23,625	67,500	126,563	n/a	—	n/a	—	12,500	20.18	51,500
C. Franklin	2/26/08	21,000	60,000	112,500	n/a	—	n/a	—	12,500	20.18	51,500

____________________

Notes:

(1)

The executive’s Non-Equity Incentive Plan Awards are calculated based on the executive’s current annual salary multiplied by the executive’s target incentive compensation percentage times an Individual Factor times a Company Factor.

(2)	The Threshold Non-Equity Incentive Plan Award is based on the minimum Individual Factor of 70% and the minimum Company Factor of 50%.

(3)	The Target Non-Equity Incentive Plan Award is based on an Individual Factor of 100% and a Company Factor of 100%.

(4)	The Maximum Non-Equity Incentive Plan Award is based on the maximum Individual Factor of 150% and the maximum Company Factor of 125%.

(5)	Equity Incentive Plan Awards are shares of restricted stock. There are no threshold or maximum amounts related to the restricted stock.

(6)	Stock option awards vest in three annual installments starting on the first anniversary of the grant date.

(7)	The exercise price for stock options granted under the Company’s Equity Compensation Plan is the closing price for the Company’s Common Stock on the grant date.

(8)

The grant date fair value of restricted stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the ‘Employee Stock and Incentive Plan’ footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(9)

The restricted stock grants for Messrs. DeBenedictis, Smeltzer and Stahl vest in three annual installments starting on the first anniversary of the grant date, subject to the Company achieving an increase in operating income in the year immediately prior to the vesting date over the prior year.

     Under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns in the table above, the amounts were calculated based on the individual’s target bonus percentage times their current annual salary, and using an Individual Factor of 70% and a Company Factor of 50% for the Threshold amount, an Individual Factor of 100% and a Company Factor of 100% for the Target amount, and an Individual Factor of 150% and Company Factor of 125% for the Maximum amount.

     Stock Awards are in the form of restricted stock and such grants have various vesting periods. The grants for Messrs. DeBenedictis, Smeltzer and Stahl each vest in installments of one-third each year starting on the first anniversary of the grant date. In order for the grantee to receive the applicable portion of the restricted stock grant when it vests, the Company must also achieve the financial performance criteria established by the Committee. For the restricted stock grants made to Messrs. DeBenedictis, Stahl and Smeltzer, the performance criteria are an increase in the Company’s operating income in the year ending immediately prior to the vesting date over the prior year. If the Company does not achieve the required financial performance, the shares that would otherwise vest are forfeited. Therefore, the full number of shares of restricted stock is included in the Target column under the Estimated Future Payouts Under Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information on outstanding stock option and restricted stock awards held by the named executive officers at the end of 2008.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market
									Incentive	or Payout
				Equity					Plan	Value of
				Incentive			Number	Market	Awards:	Unearned
				Plan			of	Value of	Number of	Shares,
				Awards:			Shares	Shares	Unearned	Units or
	Number of	Number of		Number of			or Units	or Units	Shares,	Other
	Securities	Securities		Securities			of Stock	of Stock	Units or	Rights
	Underlying	Underlying		Underlying			That	That	Other	That
	Unexercised	Unexercised		Unexercised	Option		Have	Have	Rights That	Have
	Options	Options		Unearned	Exercise	Option	Not	Not	Have Not	Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)
N. DeBenedictis									37,000 (1)	$761,830
	23,286				$13.7550	5/5/2013
	56,031				$16.1475	3/1/2014
	93,333				$18.3338	2/28/2015
	36,666	18,334	(6)		$29.4600	3/7/2016
	18,333	36,667	(7)		$23.2600	2/22/2017
		55,000	(8)		$20.1800	2/26/2018
D. Smeltzer									10,001 (2)	$205,921
	4,483				$7.0425	3/6/2010
	12,121				$11.4600	3/6/2011
	20,831				$12.4875	6/17/2012
	20,831				$13.7550	5/15/2013
	20,000				$16.1475	3/1/2014
	19,999				$18.3338	2/28/2015
	9,999	5,001	(6)		$29.4600	3/7/2016
	5,000	10,000	(7)		$23.2600	2/22/2017
		15,000	(8)		$20.1800	2/26/2018
R. Stahl									10,001 (3)	$205,921
	13,180				$11.4600	3/6/2011
	29,998				$12.4875	6/17/2012
	29,998				$13.7550	5/15/2013
	30,000				$16.1475	3/1/2014
	26,666				$18.3338	2/28/2015
	11,332	5,668	(6)		$29.4600	3/7/2016
	5,666	11,334	(7)		$23.2600	2/22/2017
		17,000	(8)		$20.1800	2/26/2018
K. Kyriss									5,000 (4)	$102,950
	13,333				$12.4830	3/3/2013
	13,332				$16.1475	3/1/2014
	13,332				$18.3338	2/28/2015
	7,999	4,001	(6)		$29.4600	3/7/2016
	3,333	6,667	(7)		$23.2600	2/22/2017
		12,500	(8)		$20.1800	2/26/2018

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
									Awards:
								Equity	Market
								Incentive	or Payout
			Equity					Plan	Value of
			Incentive			Number	Market	Awards:	Unearned
			Plan			of	Value of	Number of	Shares,
			Awards:			Shares	Shares	Unearned	Units or
	Number of	Number of	Number of			or Units	or Units	Shares,	Other
	Securities	Securities	Securities			of Stock	of Stock	Units or	Rights
	Underlying	Underlying	Underlying			That	That	Other	That
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights That	Have
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
C. Franklin								5,000 (5)	$102,950
	6,522			$11.4600	3/6/2011
	11,666			$12.4875	6/17/2012
	13,331			$12.4830	3/3/2013
	13,333			$16.1475	3/1/2014
	13,332			$18.3338	2/28/2015
	6,666	3,334 (6)		$29.4600	3/7/2016
	3,333	6,667 (7)		$23.2600	2/22/2017
		12,500 (8)		$20.1800	2/26/2018

____________________

Notes:

(1)	Of Mr. DeBenedictis’ 37,000 restricted shares of common stock, 5,000 shares vest on March 7, 2009, 5,000 shares vest on February 22, 2009, 7,334 shares vest on February 26, 2009, 5,000 shares vest on February 22, 2010, 7,333 shares vest on February 26, 2010 and 7,333 shares vest on February 26, 2011.

(2)	Of Mr. Smeltzer’s 10,001 restricted shares of common stock, 1,667 shares vest on March 7, 2009, 1,667 shares vest on February 22, 2009, 1,667 shares vest on February 26, 2009, 1,667 shares vest on February 22, 2010, 1,667 shares vest on February 26, 2010 and 1,666 shares vest on February 26, 2011.

(3)	Of Mr. Stahl’s 10,001 restricted shares of common stock, 1,667 shares vest on March 7, 2009, 1,667 shares vest on February 22, 2009, 1,667 shares vest on February 26, 2009, 1,667 shares vest on February 22, 2010, 1,667 shares vest on February 26, 2010 and 1,666 shares vest on February 26, 2011.

(4)	Of Mr. Kyriss’ 5,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010.

(5)	Of Mr. Franklin’s 5,000 restricted shares of common stock, 5,000 shares vest on February 22, 2010.

(6)	100% vest on March 7, 2009.

(7)	50% vest on February 22, 2009 and 50% vest on February 22, 2010.

(8)	One third vest on February 26, 2009, one third vest on February 26, 2010, and one third vest on February 26, 2011.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth (1) the number of shares of Aqua America’s Common Stock acquired by the named executive officers in 2008 from the exercise of stock options, (2) the value realized by those officers upon the exercise of those stock options based on the difference between the market price for our Common Stock on the date of exercise and the exercise price for the options, (3) the number of shares of restricted stock previously granted to the named executive officers that vested in 2008, and (4) the value realized by those officers upon the vesting of such shares based on the closing market price for our shares of Common Stock on the vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
N. DeBenedictis	—	—	15,778	302,154
D. Smeltzer	—	—	5,555	106,439
R. Stahl	—	—	5,112	97,867
K. Kyriss	—	—	—	—
C. Franklin	—	—	—	—

RETIREMENT PLANS AND OTHER POST-EMPLOYMENT BENEFITS

PENSION BENEFITS

     The following table sets forth (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2008, (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2008 and (3) any payments made to the named executive officers in 2008 under those plans.

Pension Benefits

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
N. DeBenedictis	Retirement Income Plan for Aqua America, Inc.	17	1,651,842	—
	and Subsidiaries
	Supplemental Pension Benefit Plan	17	916,679	—
	Supplemental Executive Retirement Plan	24	1,057,626	—

D. Smeltzer	Retirement Income Plan for Aqua America, Inc.	23	590,005	—
	and Subsidiaries
	Supplemental Pension Benefit Plan	23	138,161	—

R. Stahl	Retirement Income Plan for Aqua America, Inc.	26	1,198,281	—
	and Subsidiaries
	Supplemental Pension Benefit Plan	26	173,116	—

K. Kyriss	Retirement Income Plan for Aqua America, Inc.	14	454,259	—
	and Subsidiaries
	Supplemental Pension Benefit Plan	14	86,034	—

C. Franklin	Retirement Income Plan for Aqua America, Inc.	16	221,653	—
	and Subsidiaries
	Supplemental Pension Benefit Plan	16	20,068	—

RETIREMENT INCOME PLAN FOR AQUA AMERICA, INC. AND SUBSIDIARIES (THE “RETIREMENT PLAN”)

     Aqua America, Inc. sponsors a qualified defined benefit Retirement Plan to provide retirement income to Aqua America’s employees hired prior to certain dates starting in 2003. For the portion of the Retirement Plan covering the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by Aqua America to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted stock becomes freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions. The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

     Benefits earned under the final pay formula are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years. The annual benefit is further subject to a minimum benefit schedule. Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years. Covered Compensation is defined as the average of the Social Security Wage Bases in effect for each calendar year during the thirty-five year period ending with the last day of the calendar year of the benefit determination.

     Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity.

     Messrs. DeBenedictis, Kyriss and Stahl are currently eligible to retire under the plan.

     The provisions described above cover a significant portion of the company’s non-union workforce hired prior to certain dates starting in 2003, including each of the named executive officers. Certain union employees and certain other non-union employees are covered under separate definitions of plan compensation, benefit formulas and benefit options within the Retirement Plan.

AQUA AMERICA, INC. SUPPLEMENTAL RETIREMENT PLANS

     Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company (the “Supplemental Pension Benefit Plan”). The Supplemental Pension Benefit Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of benefits under the Supplemental Pension Benefit Plan. The benefit under the Supplemental Pension Benefit Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation in the final average earnings calculation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

     A non-qualified Supplemental Executive Retirement Plan, or SERP, was established for Mr. DeBenedictis in 1992 with the approval of the Board of Directors. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the ERISA Excess Plan. Under the terms of Mr. DeBenedictis’ SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service plus one year of service each year thereafter and absent the ERISA limitations on pay and benefits and (ii) the benefit payable to him under the Retirement Plan and the ERISA Excess Plan.

     Participants may retire as early age 55 with 10 years of service under the Supplemental Pension Benefit Plan and the SERP. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned are payable in the form of a lifetime annuity. Married individuals receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Pension benefits under the Supplemental Pension Benefit Plan and the SERP may be paid as a lump sum, paid in a series of installments or credited at separation from employment to up to five separation distribution accounts under the Company’s Executive Deferral Plan.

     Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl are earning benefits under the Supplemental Pension Benefit Plan, and are fully vested in those benefits. Mr. DeBenedictis is also earning benefits under the SERP, and is fully vested. Messrs. DeBenedictis, Kyriss, and Stahl are currently eligible to retire under the Supplemental Pension Benefit Plan and Mr. DeBenedictis is currently eligible to retire under the SERP.

     Starting in 2009, the Company intends to fund the Supplemental Pension Benefit Plan and SERP through the use of trust-owned life insurance.

ACTUARIAL ASSUMPTIONS USED TO DETERMINE VALUES IN THE PENSION BENEFITS TABLE

     The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

	December 31, 2008	December 31, 2007
Discount rate	6.11%	6.25%
Retirement ages:
Mr. DeBenedictis	65	65
Mr. Franklin	62	62
Mr. Kyriss	62	62
Mr. Smeltzer	62	62
Mr. Stahl	62	62
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	RP 2000 Table	RP 2000 Table
Form of payment	Single life annuity	Single life annuity

NONQUALIFIED DEFERRED COMPENSATION

     The following table sets forth information regarding contributions to, earnings on, withdrawals from and balances as of the end of 2008 for our nonqualified Executive Deferral Plan.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)(3)	($)(4)	($)
N. DeBenedictis	—	2,300	56,780	—	1,553,742
D. Smeltzer	17,856	2,300	3,332	—	69,843
R. Stahl	5,000	2,300	(5,579)	—	61,103
K. Kyriss	—	—	—	—	—
C. Franklin	5,000	—	5,146	—	19,437
____________________

Notes:

(1)	Amounts contributed by the Company to the Executive Deferral Plan representing the amount of the Company’s Matching Contribution under the Company’s 401(k) Plan that could not be contributed to the 401(k) Plan as a result of the Internal Revenue Code restrictions on the amount a participant can contribute as a salary deferral to the plan.

(2)	Amounts deferred accumulate interest at the rate of the prime interest rate plus 1% or may be paid into a flexible premium universal life insurance policy. Any cash value in the life insurance policies may be invested in one or more investment funds offered by the insurance company. Earnings shown in this column include the increase in the cash value of the insurance policy during the year.

(3)	The portion of earnings shown in this column that are included in the Changes in Pension Value and Non-Qualified Deferred Compensation Earnings for the named executive officers in the Summary Compensation Table are: ($18,163) for Mr. DeBenedictis; $410 for Mr. Smeltzer; ($8,107) for Mr. Stahl; and $5,088 for Mr. Franklin.

(4)	Amounts paid from a participant’s account to pay the premiums on the participant’s life insurance policy under the plan are not considered a withdrawal or distribution. In 2008, these amounts were $18,750 for Mr. DeBenedictis, $4,000 for Mr. Stahl and $5,000 for Mr. Franklin.

     Employees with total projected W-2 compensation for 2008 in excess of $125,000 are eligible to participate in the Company’s Executive Deferral Plan for 2009. Participants may defer up to 100% of their salary and 100% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also be required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment, or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

SEVERANCE AND EMPLOYMENT AGREEMENTS

     All salaried employees, including the named executive officers, are covered by our severance policy. The policy provides eligible employees, subject to the terms of the policy, with a severance benefit of two weeks of the employee’s weekly base salary per credited year of service if the employee’s employment is terminated because the employee’s position is discontinued due to business conditions or a reorganization and no comparable employment is available and offered to the employee. The policy provides a minimum severance benefit of four weeks and a maximum benefit of 26 weeks of the employee’s base weekly salary at the time of termination and a minimum of one month of continued medical benefits and a maximum of six months of continued medical benefits following termination to eligible employees. Employees must sign a general release in order to receive these severance benefits. These benefits are available to all eligible salaried employees.

     Our Chief Executive Officer is the only named executive officer who has an employment agreement with the Company. Under the terms of the employment agreement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base salary paid in a single lump sum without offset.

CHANGE-IN-CONTROL AGREEMENTS

     The Company maintains change-in-control agreements with certain executives, including the named executive officers in the Summary Compensation Table. Payments under these agreements are triggered if the covered executive’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after a change-in-control of the Company. In addition, the agreement covering Mr. DeBenedictis permits him to trigger the payments under his agreement if he terminates his employment within 12 months after a change-in-control if he determines that circumstances have so changed with respect to the Company that he is no longer able to effectively perform his duties and responsibilities. Mr. DeBenedictis’ payment is also subject to him agreeing to a twelve month non-compete covenant.

     Payments and benefits under the change-in-control agreements consist of the payment of a multiple of 2 or 3 times the named executive officer’s Base Compensation, as defined in the agreements, a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 or 3 years and outplacement services, which are summarized in the following table for the named executive officers. In addition, Mr. DeBenedictis is entitled under his change-in-control agreement to the transfer, without requiring a cash payment from him, of a life insurance policy.

     The following table provides a summary of the benefits to which each named executive officer would be entitled under the change-in-control agreements.

		Payment in
		lieu of
		Health
	Multiple of	Benefit
	Base	Continuation	Outplacement
Executive	Compensation	Period	Services
N. DeBenedictis	3	3 years	1 year
D. Smeltzer	2	2 years	6 months
R. Stahl	2	2 years	6 months
K. Kyriss	2	2 years	6 months
C. Franklin	2	2 years	6 months

     For purposes of the change-in-control agreements, effective December 31, 2008, Base Compensation is defined as current base annual salary, plus the greater of the executive’s target bonus for the year in which the executive incurs a Termination of Employment, or the last actual bonus paid to the executive under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by Aqua America), in all capacities with Aqua America and its Subsidiaries or Affiliates. The executive’s Base Compensation shall be determined prior to reduction for salary deferred by the executive under any deferred compensation plan of Aqua America and its Subsidiaries or Affiliates, or otherwise.

     The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreements, although pursuant to the new requirements of Section 409A of the Internal Revenue Code scheduled to be effective January 1, 2009, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the executive’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

     Under our 2004 Equity Compensation Plan, unvested equity incentives become immediately vested upon a change-in-control regardless of whether the grantee is terminated or not. The vesting of these equity incentives is applicable to all grantees under the Plan. The value of vested stock options is not included in the tables below.

     For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

(1)

any Person (including any individual, firm, corporation, partnership or other entity except Aqua America, any subsidiary of Aqua America, any employee benefit plan of Aqua America or of any subsidiary, or any person or entity organized, appointed or established by Aqua America for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of Aqua America then outstanding;

(2)

during any twenty-four month period, individuals who at the beginning of such period constitute the Board of Directors of Aqua America cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Aqua America’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(3)

there occurs a sale of 50% or more of the aggregate assets or earning power of Aqua America and its subsidiaries, or its liquidation is approved by a majority of its shareholders or Aqua America is merged into or is merged with an unrelated entity such that following the merger the shareholders of Aqua America no longer own more than 50% of the resultant entity.

     Copies of these change-in-control agreements for Messrs. DeBenedictis, Smeltzer, Stahl, Kyriss and Franklin have been filed with the SEC as Exhibits to Aqua America’s Annual Report on Form 10-K for the year ended December 31, 2008 or incorporated therein by reference.

RETIREMENT AND OTHER BENEFITS

     Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including the named executive officers are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and non-qualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age, for the named executive officers is set forth in the Pension Benefits table on page 27. The pension benefit values included in the tables below reflect the incremental value above the amounts shown in the Pension Benefits table for benefits payable upon each triggering event from all pension plans in the aggregate.

     Aqua America, Inc. sponsors postretirement medical plans to provide company subsidies toward retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. The postretirement medical benefits shown are those which are payable from the Company under each of the triggering events. Assumptions used to determine the values are the same as those disclosed on Aqua America’s financial statements, except for the assumption of immediate termination, retirement, death or disablement for purposes of the tables on pages 33 through 35. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2008 are shown with zero value in the tables.

     Upon termination for any reason, the participants in our Executive Deferral Plan, including the named executive officers, would be entitled to a distribution of their account balances as set forth in the Nonqualified Deferred Compensation table on page 30, subject to the restrictions under the Plan described on page 30. The values of these account balances are not included in the tables below. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables below.

     Under the terms of our 2004 Equity Compensation Plan, upon termination of a grantee’s employment as a result of retirement, disability or death, the period during which stock options that were granted prior to 2009 may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option granted prior to 2009 is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Company or any subsidiary, the unexercisable portion of the option shall terminate as of such date. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, grantees of stock options in 2009 or thereafter will continue to vest in unvested stock option grants following termination of the grantee’s employment as a result of retirement, provided the grantee does not violate the covenant not to compete provisions of his/her grant, and unvested stock option grants will be immediately vested if the termination of the grantee’s employment is due to his/her disability or death. The period during which stock options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) thirty-eight months from the date of such termination in the case of retirement or disability, provided, however, that in no event shall the period extend beyond the expiration of the option term. The Compensation Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee’s death, termination of employment on account of permanent and total disability or other termination of employment may be exercised by a grantee, or in the case of death, a grantee’s legal representative or beneficiary. For restricted stock grants made prior to 2009, if a grantee’s regular full-time employment terminates prior to the vesting of a restricted stock grant, the restricted stock grant terminates as to all unvested shares. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, grantees of restricted stock in 2009 or thereafter will (i) continue to vest in their unvested grants following the grantee’s termination of employment as a result of retirement, (ii) vest in a pro-rata portion of unvested grants following the grantee’s termination of employment as a result of early retirement, (iii) vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. The Compensation Committee may, however, provide for complete or partial exceptions to these provisions as it deems equitable. Under the terms of the 2004 Equity Compensation Plan, as amended and restated as of January 1, 2009, except as otherwise determined by the Compensation Committee,, no payment of any accrued dividend equivalent amount shall be made to any grantee unless the grantee is a regular full-time employee of the Company or any of its subsidiaries as of March 1 prior to the payment, unless the grantee’s termination of employment was a result of the grantee’s retirement, death or disability.

     The total estimated value of the payments that would be triggered by a termination following a change-incontrol, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2008 and assuming a value for our Common Stock as of December 31, 2008 for purposes of valuing the vesting of the equity incentives are as follows:

Nicholas DeBenedictis

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	2,424,114	486,808	—	—	—
Prorated current year bonus	340,765	452,182	452,182	452,182	452,182
Acceleration of option vesting	22,550	—	—	—	—
Payment of accrued dividend equivalents	154,879	—	154,879	154,879	154,879
Vesting of restricted stock	761,830	—	—	—	—
Continuation of welfare benefits	46,877	7,813	—	—	—
Outplacement services	30,000	—	—	—	—
Transfer of life insurance policy	240,240	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	354,914	354,914	354,914	—	451,877
Present value of retiree medical benefits	62,845	62,845	62,845	—	62,845
Total	4,439,014	1,364,562	1,024,820	607,061	1,121,783

Roy H. Stahl

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	696,041	137,579	—	—	—
Prorated current year bonus	110,063	121,888	121,888	121,888	121,888
Acceleration of option vesting	6,970	—	—	—	—
Payment of accrued dividend equivalents	47,577		47,577	47,577	47,577
Vesting of restricted stock	205,921	—	—	—	—
Continuation of welfare benefits	40,741	10,185	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	202,054	202,054	202,054	—	136,660
Present value of retiree medical benefits	116,836	116,836	116,836	—	116,836
Total	1,441,203	588,542	488,355	169,465	422,961

David P. Smeltzer

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	638,871	127,543	—	—	—
Prorated current year bonus	102,034	104,832	104,832	104,832	104,832
Acceleration of option vesting	6,150	—	—	—	—
Payment of accrued dividend equivalents	41,504	—	41,504	41,504	41,504
Vesting of restricted stock	205,921	—	—	—	—
Continuation of welfare benefits	40,741	10,185	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	143,726	143,726	—	—	153,500
Present value of retiree medical benefits	—	—	—	—	—
Total	1,193,947	386,286	146,336	146,336	299,836

Karl M. Kyriss

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	548,793	114,635	—	—	—
Prorated current year bonus	68,781	80,687	80,687	80,687	80,687
Acceleration of option vesting	5,125	—	—	—	—
Payment of accrued dividend equivalents	31,285	—	31,285	31,285	31,285
Vesting of restricted stock	102,950	—	—	—	—
Continuation of welfare benefits	31,251	7,813	—	—	—
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	46,985	46,985	46,985	—	249,209
Present value of retiree medical benefits	—	—	—	—	—
Total	850,170	250,119	158,957	111,972	361,181

Christopher H. Franklin

	Change-in-
	Control	Termination	Retirement	Death	Disability
Payments and Benefits Upon Separation	$	$	$	$	$
Triggered Payments and Benefits
Severance Payment	466,495	98,635	—	—	—
Prorated current year bonus	59,181	49,650	49,650	49,650	49,650
Acceleration of option vesting	5,125	—	—	—	—
Payment of accrued dividend equivalents	28,631	—	28,631	28,631	28,631
Vesting of restricted stock	102,950	—	—	—	—
Continuation of welfare benefits	43,533	10,883
Outplacement services	15,000	—	—	—	—

Vested Retirement Benefits
Incremental pension value above that included in the
Pension Benefits Table	44,874	44,874	—	—	136,715
Present value of retiree medical benefits	—	—	—	—	—
Total	765,789	204,042	78,281	78,281	214,996

     The amounts shown in the tables above reflect the excess of the value of pension benefits under each of the triggering events over the value included in the Pension Benefits table on page 27. The total values calculated, prior to the offset for the amount shown in the Pension Benefits table are calculated as set forth below.

Termination

     Once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from ERISA Excess Plan and SERP. Benefits vest upon attaining five years of service. Nonqualified plan benefits for Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl are vested and payable from the Retirement Plan as well as the ERISA Excess Plan. Additionally, Mr. DeBenedictis is eligible and vested in his benefit payable from the SERP.

     The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. DeBenedictis, Kyriss and Stahl are payable as an immediate life annuity; and the benefits for Mr. Franklin and Mr. Smeltzer are payable as a life annuity beginning at age 55. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

     In the case of retirement, the present value of benefits is determined in the same manner as termination. Messrs. DeBenedictis, Kyriss and Stahl are eligible for early retirement from the qualified Retirement Plan and ERISA Excess Plan. Mr. DeBenedictis may also receive a reduced benefit from the SERP should he retire from Aqua America, Inc. prior to the attainment of age 65. Mr. Franklin and Mr. Smeltzer are not currently eligible to retire.

Death

     Vested benefits under the Retirement Plan, ERISA Excess Plan and SERP are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2008 in the table), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

Disability

     If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

     Messrs. DeBenedictis, Franklin, Kyriss, Smeltzer and Stahl have each completed ten years of service. Therefore, for purposes of this present value calculation, participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence.

Change-in-Control

     Upon a Change-in-Control, the benefits payable to each of the named executives will be the same as those described in the Termination section above.

COMPENSATION OF DIRECTORS

     The following table sets forth the compensation paid to the Aqua America Board of Directors in 2008.

Director Compensation

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)(3)	($)	($)
Mary C. Carroll	32,000	25,950	—	—	—	—	57,950
Nicholas DeBenedictis (4)	—	—	—	—	—	—	—
Richard H. Glanton	34,000	25,950	—	—	1,375	—	61,325
Lon R. Greenberg	32,000	25,950	—	—	—	—	57,950
William P. Hankowsky	43,000	25,950	—	—	—	—	68,950
Constantine Papadakis	29,000	25,950	—	—	—	—	54,950
Ellen T. Ruff	32,000	25,950	—	—	—	—	57,950
Richard L. Smoot	41,000	25,950	—	—	—	—	66,950
Andrew J. Sordoni III	32,000	25,950	—	—	—	—	57,950

____________________

Notes:

(1)

Includes: (a) an annual cash retainer of $20,000 per year; (b) Board meeting fees of $1,500 per meeting; (c) Committee meeting fees of $1,500 per meeting per meeting; and (d) annual Committee Chair retainers of $7,500 for the Chair of the Audit Committee and $5,000 for the Chairs of the other Committees. The amount for Ms. Carroll includes $3,000 for her attendance at two meetings of the Pension Committee as the Board’s representative to this management Committee.

(2)

Directors received an annual stock grant of 1,500 shares on the first of the month following the Annual Meeting of Shareholders. The grant date fair value of stock and option awards is based on their fair market value on the date of grant as determined under SFAS 123R. The assumptions used in calculating the fair market value under SFAS 123R are set forth in the Employee Stock and Incentive Plan footnote to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

(3)	Consists of earnings on deferred compensation that are above-market (above 120% of the federal long-term rate).

(4)	As an officer of the Company, Mr. DeBenedictis does not receive any fees for his service on the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report with management, including: the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the integrity of the Company’s financial reporting processes and controls; and the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

     The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company’s accounting principles and such other matters as required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

     The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm, the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Richard L. Smoot, Chairman
William P. Hankowsky
Andrew J. Sordoni, III

     The foregoing reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

(PROPOSAL NO. 2)

APPROVAL OF THE AQUA AMERICA, INC.
2009 OMNIBUS EQUITY COMPENSATION PLAN

Voting on Proposal No. 2

     At its February 26, 2009 meeting, the Board of Directors unanimously adopted the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan (the “2009 Equity Compensation Plan”), subject to shareholder approval at the 2009 Annual Meeting. Shareholder approval is being sought (i) in order to meet the NYSE listing requirements, (ii) so that compensation attributable to grants under the 2009 Equity Compensation Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

     The text of the 2009 Equity Compensation Plan is set forth on Appendix A to this Proxy Statement.

     The Board of Directors believes that the 2009 Equity Compensation Plan will further our compensation strategy. Our ability to attract, retain and motivate top quality employees, non-employee directors and consultants and advisors benefits our shareholders and customers. The Board of Directors believes that our interests and the interests of our shareholders will be advanced if we can offer our employees, non-employee directors and consultants and advisors the opportunity to acquire or increase their proprietary interests in us by receiving stock options, stock units, stock awards, stock appreciation rights, dividend equivalents and other stock-based awards under the 2009 Equity Compensation Plan.

     The 2009 Equity Compensation Plan is intended to replace the 2004 Equity Compensation Plan. If approved by the shareholders, the 2009 Equity Compensation Plan will become effective on May 8, 2009. If for any reason our shareholders do not approve the 2009 Equity Compensation Plan at the Annual Meeting, the 2009 Equity Compensation Plan will not become effective and no grants will be made under the 2009 Equity Compensation Plan. If the 2009 Equity Compensation Plan is approved by our shareholders, then no further grants will be made under the 2004 Equity Compensation Plan after the date of the 2009 Annual Meeting.

     The Board of Directors unanimously recommends a vote FOR approval of the 2009 Equity Compensation Plan.

Description of the 2009 Equity Compensation Plan

     The description of the 2009 Equity Compensation Plan contained herein is qualified in its entirety by reference to the actual text of the 2009 Equity Compensation Plan.

     Purpose. The purpose of the 2009 Equity Compensation Plan is to provide participants with the opportunity to receive grants that will encourage them to contribute to our success, align the economic interests of participants with those of our shareholders, and provide a means through which we can attract and retain officers, other key employees, non-employee directors and consultants and advisors of significant talent and abilities for the benefit of our shareholders and customers.

     General. The 2009 Equity Compensation Plan provides that grants may be made in any of the following forms:

  Incentive stock options

  Nonqualified stock options

  Stock awards

  Stock units

  Stock appreciation rights (“SARs”)

  Dividend equivalents

  Other stock-based awards

     Subject to adjustment as described below, the maximum aggregate number of shares of Aqua America Common Stock that may be issued or transferred under the 2009 Equity Compensation Plan will be 5,000,000 shares; provided, however, that no more than 50% of these shares will be available for issuance as stock awards, stock units and other stock-based awards. The maximum number of shares of Aqua America Common Stock that may be subject to grants made under the 2009 Equity Compensation Plan to any individual during any calendar year is 200,000 shares. If dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, a participant may not accrue more than $600,000 of such dividend equivalents during any calendar year.

     If and to the extent options and SARs granted under the 2009 Equity Compensation Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the 2009 Equity Compensation Plan. Shares surrendered in payment of the exercise price of an option or withheld for purposes of satisfying our minimum tax withholding obligations with respect to grants under the 2009 Equity Compensation Plan will become available again for issuance or transfer under the 2009 Equity Compensation Plan.

     Administration of the Plan. The 2009 Equity Compensation Plan will be administered and interpreted by the Executive Compensation Committee (the “Committee”). However, the Board of Directors will approve and administer all grants made to non-employee directors. The Committee may delegate authority to administer the 2009 Equity Compensation Plan to one or more subcommittees, as it deems appropriate.

     The Committee has the authority to (i) determine the individuals to whom grants will be made under the 2009 Equity Compensation Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the 2009 Equity Compensation Plan. The Committee presently consists of William P. Hankowsky, Lon R. Greenberg, and Ellen T. Ruff, each of whom is a non-employee director of ours.

     Eligibility for Participation. All of our employees and the employees of our subsidiaries, all of our non-employee directors, and consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the 2009 Equity Compensation Plan. Except with respect to non-employee directors, the Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of Aqua America Common Stock that are subject to each grant.

     Types of Awards.

     Stock Options. The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2009 Equity Compensation Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

     The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2009 Equity Compensation Plan must be equal to or greater than the last reported sale price of the underlying shares of Aqua America Common Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of Aqua America Common Stock on the date of grant.

     The Committee will determine the term of each option which will not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Aqua America Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

     The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of death or disability, all outstanding options held by the grantee will become fully exercisable on the date of such termination of employment or service.

     The Committee will also determine under what circumstances a grantee may exercise an option after termination of employment or service. Generally, if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability, early retirement, or normal retirement, the grantee’s vested options will terminate thirty-eight months following the date of such termination of employment or service. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s death, the grantee’s vested options will terminate twelve months following the date of the grantee’s death. In each case described above, the Committee may specify a different option termination date, but in any event no later than the expiration of the option term. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause or for any reason other than disability, death, early retirement or normal retirement, the grantee’s options (whether vested or unvested) will generally terminate immediately.

     All options following the date a grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the thirty-eight month period following such termination of employment or service, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us.

     A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Aqua America Common Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of Aqua America Common Stock having a fair market value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.

     Stock Awards. The Committee may grant stock awards to anyone eligible to participate in the 2009 Equity Compensation Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time, on a particular date or according to such other criteria as the Committee determines.

     The Committee will determine the number of shares of Aqua America Common Stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, a grantee will have the right to vote shares of Aqua America Common Stock and to receive dividends paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends with respect to stock awards will be subject to the achievement of performance goals or other conditions.

     All restrictions imposed on stock awards will lapse upon expiration of the applicable restriction period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all stock awards, that the restrictions will lapse without regard to any restriction period. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s death or disability, the restrictions and conditions on all outstanding stock awards held by the grantee as of the date on which the grantee ceases to be employed by, or provide service to, us will immediately lapse.

     Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us during the restriction period, or if other specified conditions are not met, then the grantee’s stock award will terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Aqua America Common Stock must be immediately returned to us. However, unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of early retirement, a pro-rata portion of the stock award, based on the period in which the grantee was employed by, or providing service to, us during the restriction period, will not terminate and will continue to be subject to the restrictions (including any performance goals established by the Committee), if any, to which such stock award was subject at the time of grant. The remaining balance will terminate on the date the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of normal retirement, the stock award will not terminate and will continue to be subject to the restrictions (including any performance goals established by the Committee), if any, to which such stock award was subject at the time of grant.

     All stock awards with respect to which the applicable restrictions have not lapsed following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the restriction period, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us.

     Stock Units. The Committee may grant stock units to anyone eligible to participate in the 2009 Equity Compensation Plan. Each stock unit provides the grantee with the right to receive a share of Aqua America Common Stock or an amount based on the value of a share of Aqua America Common Stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s death or disability, all outstanding stock units held by the grantee as of the date on which the grantee ceases to be employed by, or provide service to, us will become fully vested on the date of such termination of employment or service.

     Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock, as determined by the Committee. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us before the stock units vest, or if other conditions are not met, the grantee’s stock units will be forfeited. However, unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of early retirement, a pro-rata portion of the stock units, based on the period in which the grantee was employed by, or providing service to, us during the period of time during which the stock units remain subject to restrictions will not terminate and will continue to be subject to the restrictions (including any performance goals established by the Committee), if any, to which such stock units were subject at the time of grant. The remaining balance will terminate on the date the grantee ceases to be employed by, or provide service to, us. If a grantee ceases to be employed by, or provide service to, us on account of normal retirement, the stock units will not terminate and will continue to be subject to the restrictions (including any performance goals established by the Committee), if any, to which such stock units were subject at the time of grant.

     All stock units with respect to which the applicable restrictions have not lapsed or which have not yet been paid following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the period of time during which the stock units remain subject to restrictions, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us.

     SARs. The Committee may grant SARs to anyone eligible to participate in the 2009 Equity Compensation Plan. SARs may be granted in connection with, or independently of, any option granted under the 2009 Equity Compensation Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of Aqua America Common Stock on the date of exercise over the base amount for the SAR. Payment will be made in cash, shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock, as determined by the Committee.

     The base amount of each SAR will be determined by the Committee and will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the last reported sale price of a share of Aqua America Common Stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. Unless the Committee determines otherwise, if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s death or disability, all outstanding SARs held by the grantee as of the date the grantee ceases to be employed by, or provide service to, us will become fully exercisable on the date of such termination of employment or service.

     SARs may only be exercised while the grantee is employed by, or providing service to, us and our subsidiaries or within a specified period of time after termination of employment or service, as determined by the Committee. Generally, if a grantee ceases to be employed by, or provide service to, us on account of the grantee’s disability, early retirement, or normal retirement, the grantee’s vested SARs will terminate thirty-eight months following the date of such termination of employment or service. If a grantee ceases to be employed by, or provide service to, us on account of the grantee’s death, the grantee’s vested SARs will terminate twelve months following the date of the grantee’s death. In each case described above, the Committee may specify a different termination date, but in any event no later than the expiration of the term of the SAR. If a grantee ceases to be employed by, or provide service to, us on account of termination for cause or for any reason other than disability, death, early retirement or normal retirement, the grantee’s SARs (whether vested or unvested) will generally terminate immediately.

     All unexercised SARs following the date the grantee ceases to be employed by, or provide service to, us on account of early retirement or normal retirement will be forfeited if, during the thirty-eight month period following such termination of employment or service, the grantee violates the terms of any written non-competition, non-solicitation or confidentiality agreement between the grantee and us.

     Dividend Equivalents. The Committee may grant dividend equivalents to anyone eligible to participate in the 2009 Equity Compensation Plan either alone or in conjunction with all or any part of any stock units or other stock-based awards granted under the 2009 Equity Compensation Plan. A dividend equivalent is equal to the dividend payable on a share of Aqua America Common Stock. We will credit to an account maintained for the grantee on its books and records on each record date an amount that is generally equal to the dividend equivalents subject to the grant during the accumulation period designated by the Committee.

     The amount of a dividend equivalent (the “dividend equivalent amount”) is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, payable by us during the applicable accumulation period and (iii) the length of the applicable accumulation period designated by the Committee at the time of grant.

     Any dividend equivalent amounts accrued to a grantee’s account between the date of the grant to March 1 of the following year will be distributed to the grantee no later than March 15 of the year following the date of grant, and any dividend equivalent amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year will be distributed to the grantee no later than March 15 of such following year. Unless the Committee determines otherwise, no dividend equivalent amounts accrued to a grantee’s account will be paid to the grantee if the grantee ceases to be employed by, or provide service to, us on the March 1 immediately preceding the payment date, unless the grantee’s termination of employment is by reason of the grantee’s death, disability, early retirement or normal retirement. All unpaid dividend equivalent amounts following the date a grantee ceases to be employed by, or provide service to, us by reason of early retirement or normal retirement will be forfeited if, during the applicable accumulation period, the grantee violates the written terms of any non-competition, non-solicitation or confidentiality agreement between the grantee and us.

     Other Stock-Based Awards. The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the 2009 Equity Compensation Plan. These grants will be based on or measured by shares of Aqua

America Common Stock, and will be payable in cash, in shares of Aqua America Common Stock, or in a combination of cash and shares of Aqua America Common Stock. The terms and conditions for other stock-based awards will be determined by the Committee.

     Qualified Performance-Based Compensation. The 2009 Equity Compensation Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the 2009 Equity Compensation Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

     The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: total return to shareholders; dividends; earnings per share; customer growth; cost reduction goals; the achievement of specified operational goals, including water quality and the reliability of water supply; measures of customer satisfaction; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; revenue targets; return on assets, capital or investment; cash flow; budget comparisons; implementation or completion of projects or processes strategic or critical to our business operations; and any combination of, or a specified increase in, any of the foregoing.

     The Committee will not have the discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals. After the announcement of our financial results for the performance period, the Committee will certify and announce the results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of stock awards, stock units, other stock-based awards and dividend equivalents for the performance period will be forfeited or will not be made, as applicable.

     Adjustment Provisions. If there is any change in the number or kind of shares of Aqua America Common Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding shares of Aqua America Common Stock as a class without our receipt of consideration, or if the value of outstanding shares of Aqua America Common Stock is substantially reduced as a result of a spinoff or payment by us of an extraordinary dividend or distribution, the maximum number of shares of Aqua America Common Stock available for issuance under the 2009 Equity Compensation Plan, the maximum number of shares of Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the 2009 Equity Compensation Plan, and the price per share or the applicable market value of such grants will be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of the Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2009 Equity Compensation Plan and such outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In the event of a change in control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable.

     Change in Control of the Company. Unless the Committee determines otherwise, effective upon the date of the change in control, (i) all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding stock awards will immediately lapse, and (iii) all stock units, dividend equivalent amounts and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

     Notwithstanding the foregoing, in the event of a change in control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan: (i) require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of Aqua America Common Stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable, (ii) after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding options and SARS that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change in control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

     A change in control will be deemed to have taken place if any one of the following events occurs:

  A person or group, other than us, one of our affiliates or one of our employee benefit plans acquires 20% or more of the Common Stock then outstanding.

  During any 24-month period, there is a change in the majority of the Board of Directors other than by approval of the Board immediately prior to such change.

  There is a sale of 50% or more of the aggregate assets or earning power of ours and our subsidiaries, or our liquidation is approved by a majority of our shareholders or we are merged into or are merged with an unrelated entity such that following the merger our shareholders no longer own more than 50% of the resultant entity.

     Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

     Participants Outside of the United States. If any individual who receives a grant under the 2009 Equity Compensation Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country.

     No Repricing of Options. Neither the Board of Directors nor the Committee can amend the 2009 Equity Compensation Plan or options previously granted under the 2009 Equity Compensation Plan to permit a repricing of options, without prior shareholder approval.

     Amendment and Termination of the Plan. The Board may amend or terminate the 2009 Equity Compensation Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2009 Equity Compensation Plan will terminate on May 7, 2019, unless the 2009 Equity Compensation Plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with shareholder consent.

     Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the 2009 Equity Compensation Plan must be re-approved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the 2009 Equity Compensation Plan.

     Federal Income Tax Consequences. The federal income tax consequences of grants under the 2009 Equity Compensation Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 2009 Equity Compensation Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

     From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of Aqua America Common Stock or payment of cash under the 2009 Equity Compensation Plan. Future appreciation on shares of Aqua America Common Stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of Aqua America Common Stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

     Exceptions to these general rules arise under the following circumstances:

  If shares of Aqua America Common Stock, when delivered, are subject to a substantial risk of forfeiture >by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee made a special election to accelerate taxation under section 83(b) of the Code at the time of grant of the shares.

  If a grantee holds shares of restricted stock and attains normal retirement age, the grantee will be taxed on the value of the shares of Aqua America Common Stock upon attaining normal retirement age, even if the grantee remains employed by, or continues to provide service to, us, unless the restricted stock is subject to any performance goals established by the Committee or the grantee made a special election to accelerate taxation under section 83(b) of the Code at the time of grant.

  If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Aqua America Common Stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

  A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

     Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2009 Equity Compensation Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2009 Equity Compensation Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

     Tax Withholding. We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. We may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of Aqua America Common Stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Certain Differences between 2004 Plan and 2009 Plan

     The proposed 2009 Equity Compensation Plan is substantially similar to the Company’s existing 2004 Equity Compensation Plan, previously approved by the shareholders, as amended and restated as of January 1, 2009, except in the following respects: (1) the addition of the ability of the Committee to grant stock units, SARs and other stock-based awards; (2) permitting the Committee to impose performance goals that must be met with respect to stock units, other stock-based awards or dividend equivalents, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” above; (3) the maximum number of shares of stock that may be subject to grants to any individual in any calendar year is 200,000 shares; (4) if dividend equivalents are granted as performance-based compensation under section 162(m) of the Code, a participant may not accrue more than $600,000 of such dividend equivalents during any calendar year; (5) neither the Board of Directors nor the Committee can amend the 2009 Equity Compensation Plan or options previously granted under the Plan to permit a re-pricing of options, without shareholder approval; and (6) an expiration date for the 2009 Equity Compensation Plan of May 7, 2019.

Summary of Grants Under the Plan

     Grants under the 2009 Equity Compensation Plan are discretionary, so it is currently not possible to predict the number of shares of Aqua America Common Stock that will be granted or who will receive grants under the 2009 Equity Compensation Plan after the 2009 Annual Meeting. However, current benefits granted to non-employee directors, executive officers and all other employees would not have been greater than or increased if they had been made under the proposed 2009 Equity Compensation Plan. For information with respect to grants to our named executive officers during 2008 under the 2004 Equity Compensation Plan, see the Grants of Plan-Based Awards table on page 23 and for information with respect to grants to the Company’s non-employee directors, see the Director Compensation table on page 36 above.

     The following table sets for the number of shares of Company Common Stock underlying grants made in 2008 under the 2004 Equity Compensation Plan to our named executive officers, all executive officers as a group, all non-executive officer employees as a group and our non-employee directors:

	Restricted	Stock Option
Group	Stock Grants	Grants
Named Executive Officers	32,000	112,000
Executive Officer Group	32,000	144,500
Non-Executive Officer Employee Group	—	477,850
Non-Employee Directors	12,000	—

     The last reported sale price of Aqua America Common Stock on March 25, 2009 was $19.42 per share.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table provides information for our equity compensation plans as of December 31, 2008:

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
			remaining available for
			future issuance under
	Number of Securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by
security holders	3,543,573	$18.83	2,466,333
Equity compensation plans not approved by
security holders	0	0	0
Total	3,543,573	$18.83	2,466,333

(PROPOSAL NO. 3)

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE 2009 FISCAL YEAR

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company for the 2009 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that the Shareholders ratify the appointment.

      Although Shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes that it is desirable to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, the Audit Committee will take this into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2009 or for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company. Representatives of PwC are expected to be present at the 2009 Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     PwC has informed us that they are not aware of any independence-related relationships between their firm and us other than the professional services discussed in “Services and Fees” below.

     Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings. All fees and services were approved by the Audit Committee for the 2008 fiscal year.

SERVICES AND FEES

     The following table presents the fees paid to PwC for professional services rendered with respect to the 2008 fiscal year and 2007 fiscal year:

	Fiscal Year
	2008	2007
Audit Fees (1)	$1,218,134	$1,237,305
Audit-Related Fees	0	0
Tax Fees (2)	28,500	28,000
All Other Fees (3)	3,000	3,000
Total	$1,249,634	$1,268,305
____________________

(1)

Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries and services in connection with the issuance of securities.

(2)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(3)	Represents software licensing fees for accounting research tools and disclosure checklists.

     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

(PROPOSAL NO. 4)

SHAREHOLDER PROPOSAL

     The Calvert Social Index Fund, which is the holder of at least $2,000 in market value of shares of Common Stock as of December 2008, has submitted the following shareholder proposal:

     WHEREAS: Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens, are more likely to generate stronger financial returns, better respond to emerging issues, and enjoy long-term business success.

     Mainstream financial companies are also increasingly recognizing the links between sustainability performance and shareholder value. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.

     Globally over 2,600 companies issued reports on sustainability issues in 2007 (www.corporateregister.com). A recent survey found that 80% of the Global Fortune 250 companies now release corporate responsibility data, which is up from 64% in 2005 (KPMG International Survey of Corporate Responsibility Reporting 2008).

     The special challenges facing US water utilities- aging infrastructure chief among them-demands prudent business strategies that focus on long-term sustainability (The Essentials of Investing in the Water Sector, Goldman Sachs, March 24, 2008 and The Water Margin, Arthur D. Little, November 2008). According to models examining the effects of climate change and population and economic growth, by 2025, water will be scarce all around the world. The United States will be no exception; the demand in the Eastern half of the country is forecasted to be 120% or more of locally available water (Freshwater Crisis: Looming Shortages, supplement to “Facing the Freshwater Crisis”, Scientific American, August, 2008).

     Sustainability reporting helps investors understand what our company is doing to manage these environmental threats, and the steps Aqua America is taking to respond to the growing interest and opportunities in a changing infrastructure market.

     JPMorgan Chase expects that more companies will be under increasing pressure from investors to provide detailed statements on their water-related risks (Watching Water: A Guide to Evaluating Corporate Risks in a Thirsty World, JPMorgan Chase, March 31, 2008).

     RESOLVED: Shareholders request that the Board of Directors prepare a sustainability report describing corporate strategies to sustainably manage water use and addressing other environmental and social impacts such as greenhouse gas emissions, energy use, waste management, and employee and community relations. The report, prepared at a reasonable cost and omitting proprietary information, should be published by September 2009.

     SUPPORTING STATEMENT: The report should include the company’s definition of sustainability and a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

     We recommend that Aqua America use the Global Reporting Initiative’s Sustainability Reporting Guidelines to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights, and labor communities.

Our Response to the Shareholder Proposal

     Our Board of Directors believes that Aqua America has demonstrated over its more than 120 years of operation, a strong commitment to the communities we serve through the rehabilitation of the water and wastewater infrastructure, sound environmental policies, prudent growth and an on-going investment in the communities in which we operate. Our Board of Directors does not believe that the preparation of a potentially costly, company-wide report, such as a Global Reporting Initiative-based sustainability report, would represent a necessary or prudent use of Company resources and recommends that our shareholders vote against Proposal No. 4.

     Substantially all of our revenues are derived from our regulated utility operations. Each state’s environmental and utility regulatory agencies establish standards for service to our customers and environmental policies. They also determine what costs of our operations will be recoverable in our rates and they have not endorsed the extra costs that our ratepayers or shareholders would have to bear to accomplish the well-meaning request by the Calvert Fund. To our knowledge, no state regulatory agencies have suggested or required utilities in states in which we operate to prepare formal sustainability reports. Unless these state utility regulatory agencies require the preparation and dissemination of formal sustainability reports by a utility, there is a substantial risk that the costs of preparing and disseminating such reports would not be recoverable in rates. We recognize the importance of conducting our business in a way that reflects sound environmental and social principles, and we believe that using our resources to continue our business and programs that reflect these principles is a better use of these resources than diverting them for the production of administrative reports that we do not believe will result in any meaningful additional benefit to any of our stakeholders, including customers, employees, shareholders and the communities we serve.

     The shareholder proposal states that, “[t]he special challenges facing US water utilities– aging infrastructure chief among them- demands prudent business strategies that focus on long-term sustainability….” Aqua America believes that it has been at the forefront of addressing the aging infrastructure problem facing water and wastewater systems in America. We have invested and continue to invest substantial capital dollars in the replacement and rehabilitation of the infrastructure in our own systems, and we have been nationally recognized for our efforts in this area. In addition, the acquisition of other water and wastewater systems, the future viability of which is in question, and which can benefit from our access to capital and expertise and experience, has been a key element of our corporate strategy for many years and has been supported by both environmental and utility regulatory agencies. We also believe that we already provide significant information on our policies and programs in this regard to our stakeholders, including annual consumer confidence reports on the water quality of our over 1,300 separate water systems.

     This shareholder proposal recommends that we produce a sustainability report based on the Sustainability Reporting Guidelines of the Global Reporting Initiative (“GRI”). These guidelines are a lengthy, complex and, in some cases, unclear set of requirements that require extensive and detailed scientific and technical analyses, requiring substantial funds, personnel time and, most likely, the employment of consultants with specialized expertise. The proposal does not convey the burden involved in preparing a report using the Guidelines of the GRI other than to note that the sustainability report should be prepared “at reasonable cost.”

     Aqua America’s Board and management respect investors’ interest in good corporate citizenship and social responsibility. We have protected these ideals for over 120 years of public service to the communities we serve. We do not believe, however, that preparing the comprehensive, potentially costly and wide-ranging report requested by this proposal would be a good use of our human and financial resources, since the report will provide no meaningful additional safety, health, environmental and social benefits beyond our current policies and initiatives. We believe our time, efforts and finances would be better used in the continuation of our current policies and initiatives, many of which are governed by federal, state and local regulatory requirements.

     The Board of Directors unanimously recommends that the stockholders vote “AGAINST” the shareholder proposal.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

     Shareholders may submit proposals, which are proper subjects for inclusion in the Company’s proxy statement and form of proxy (“Proxy Materials”) for consideration at an Annual Meeting of Shareholders, by following the procedures prescribed by Rule 14a-8(e) of the SEC. To be eligible for inclusion in the Company’s Proxy Materials relating to the 2010 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than December 4, 2009.

     In addition, a shareholder of the Company may wish to propose business to be considered at an Annual Meeting of Shareholders, but not to have the proposed business included in the Company’s Proxy Materials relating to that meeting. Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2010 Annual Meeting of Shareholders (other than matters included in the Company’s Proxy Materials pursuant to the preceding paragraph) no earlier than January 8, 2010 nor later than February 7, 2010. The notice must meet certain other requirements set forth in Section 3.17 of the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company at the address below.

     Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR
NOMINATION CANDIDATES FOR DIRECTOR

     Nominations for election of directors may be made at the 2009 Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the 2009 Annual Meeting in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

     Section 4.13 of the Company’s Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Notice must contain or be accompanied by the following information:

(1)	the name and residence of the shareholder who intends to make the nomination;

(2)	a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)	such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

(4)	a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

(5)	the consent of each nominee to serve as a director of the Company if so elected.

     Pursuant to the above requirements, appropriate Notices in respect of nominations for directors for the 2009 Annual Meeting must be received by the Secretary of the Company no later than April 24, 2009.

     In addition, the Corporate Governance Committee of our Board of Directors will consider candidates for director recommended by shareholders under certain circumstances. Recommendations of candidates by shareholders should be submitted to the Chairman of the Corporate Governance Committee at least 120 days before the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders – that is, with respect to the 2010 Annual Meeting, no later than December 4, 2009.

CONSIDERATION OF DIRECTOR CANDIDATES

     The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The process followed by our Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate potential candidates and interviews of selected candidates.

     In considering candidates for director, the Corporate Governance Committee will consider the candidates’ personal abilities and qualifications, independence, knowledge, judgment, character, leadership skills, education, and the diversity of their background, expertise and experience in fields and disciplines relevant to the Company, including financial literacy or expertise. In addition, candidates should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Corporate Governance Committee considers all of these qualities when selecting, subject to ratification by our Board of Directors, candidates for director.

     Shareholders may recommend individuals to our Corporate Governance Committee for consideration as potential director candidates by following the procedures set forth above under “Procedures for Nominating or Recommending for Nomination Candidates for Director.” The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others.

COMMUNICATIONS WITH THE COMPANY OR INDEPENDENT DIRECTORS

     The Company receives many shareholder suggestions which are not in the form of proposals. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

Roy H. Stahl
Secretary
Aqua America, Inc.
762 W. Lancaster
Avenue Bryn Mawr, PA 19010

     In addition, shareholders or other interested parties may communicate directly with the independent directors or the presiding independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder’s or other interested party’s communication to the independent directors or the presiding independent director.

The Independent Directors or Presiding Independent Director
Aqua America, Inc.
c/o Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

ADDITIONAL INFORMATION

     The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2008, 2008 Annual Report to Shareholders, Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762 W. Lancaster Avenue, Bryn Mawr, PA 19010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it during 2008, the Company believes that all filings required to be made by the reporting persons were made on a timely basis.

OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

ROY H. STAHL
Secretary

April 3, 2009

APPENDIX A

AQUA AMERICA, INC.

2009 OMNIBUS EQUITY COMPENSATION PLAN

     The purpose of the Aqua America, Inc. 2009 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Aqua America, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute to the success of the Company, align the economic interests of the participants with those of the shareholders, and provide a means through which the Company can attract and retain officers, other key employees, non-employee directors and key consultants of significant talent and abilities for the benefit of our shareholders and customers. The Plan shall be effective as of May 8, 2009, subject to approval by the shareholders of the Company.

     Section 1. Definitions

     The following terms shall have the meanings set forth below for purposes of the Plan:

          (a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (b) A Person shall be deemed a “Beneficial Owner” of any securities:

               (i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

               (ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (c) “Board” shall mean the Board of Directors of the Company.

          (d) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

          (e) “Change in Control” shall be deemed to have occurred if:

               (i) any Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding;

               (ii) during any twenty-four month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

               (iii) there occurs a sale of 50% or more of the aggregate assets or earning power of the Company and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Company is merged into or is merged with an unrelated entity such that following the merger, the shareholders of the Company no longer own more than 50% of the resultant entity.

Notwithstanding anything in this subsection (e) to the contrary, a Change in Control shall not be deemed to have taken place under clause (e)(i) above if (A) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding as a result, in the determination of a majority of those members of the Board in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Company Stock so that it no longer owns 20% or more of the Company Stock then outstanding, or (B) such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock outstanding as a result of an acquisition of Company Stock by the Company which, by reducing the number of Company Stock outstanding, increases the proportionate number of shares of Company Stock beneficially owned by such Person to 20% or more of the shares of Company Stock then outstanding; provided, however that if a Person shall become the Beneficial Owner of 20% or more of the shares of Company Stock then outstanding by reason of Company Stock purchased by the Company and shall, after such share purchases by the Company become the Beneficial Owner of any additional shares of Company Stock, then the exemption set forth in this clause shall be inapplicable.

          (f) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          (g) “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan.

          (h) “Company” shall mean Aqua America, Inc. and shall include its successors.

          (i) “Company Stock” shall mean common stock of the Company.

          (j) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.

          (k) “Dividend” shall mean a dividend paid on shares of Company Stock. If interest is credited on accumulated dividends, the term “Dividend” shall include the accrued interest.

          (l) “Dividend Equivalent” shall mean a dividend payable on a hypothetical share of Company Stock.

          (m) “Dividend Equivalent Amount” shall mean an amount determined by multiplying the number of Dividend Equivalents subject to a Grant by the per-share cash Dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any Dividend paid by the Company on its outstanding Company Stock in consideration other than cash, with respect to each record date for the payment of a dividend during the Accumulation Period described in Section 11(a)(i). If interest is credited on accumulated Dividend Equivalents, the term “Dividend Equivalent Amount” shall include the accrued interest.

          (n) “Early Retirement” shall mean termination of a Grantee’s employment that occurs on or after the date that the Grantee becomes eligible for early retirement pursuant to the terms of the Pension Plan; provided, however, that if a Grantee is not an active participant in the Pension Plan immediately prior to terminating employment, “Early Retirement” shall mean termination of a Grantee’s employment that occurs on or after the date that a Grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service as would be determined for vesting purposes under the Pension Plan.

          (o) “Employee” shall mean an employee of the Company or a subsidiary of the Company.

          (p) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board).

          (q) “Employer” shall mean the Company and each of its subsidiaries.

          (r) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (s) “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

          (t) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

          (u) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

          (v) “Grant Instrument” shall mean the agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

          (w) “Grantee” shall mean an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.

          (x) “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.

          (y) “Key Advisor” shall mean a consultant or advisor of an Employer.

          (z) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

          (aa) “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.

          (bb) “Normal Retirement” shall mean termination of a Grantee’s employment on or after the date a Grantee first satisfies the conditions for normal retirement benefits under the terms of the Pension Plan, whether or not the Grantee is covered by the Pension Plan.

          (cc) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

          (dd) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.

          (ee) “Pension Plan” shall mean the Retirement Income Plan for Aqua America, Inc. and Subsidiaries, as in effect from time to time.

          (ff) “Person” shall mean any individual, firm, corporation, partnership or other entity except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

          (gg) “SAR” shall mean a stock appreciation right with respect to a share of Company Stock.

          (hh) “Stock Award” shall mean an award of Company Stock, with or without restrictions.

          (ii) “Stock Unit” shall mean an award of a phantom unit that represents a hypothetical share of Company Stock.

     Section 2. Administration

          (a) Committee. The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. The Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

          (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size, terms and conditions of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the provisions of Section 17 below, and (v) deal with any other matters arising under the Plan.

          (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     Section 3. Grants

     Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

     Section 4. Shares Subject to the Plan

          (a) Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 5,000,000 shares. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan.

          (b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 2,500,000 shares (i.e., fifty percent (50%) of the aggregate limit described in subsection (a) above), subject to adjustment as described in subsection (d) below.

          (c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described in subsection (d) below. The foregoing limit of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments with respect to Grants (other than with respect to Dividend Equivalents or Dividends) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents and Dividends on performance-based Grants described in Section 12 during any calendar year in excess of $600,000.

          (d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a Change in Control of the Company, the provisions of Section 15 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

     Section 5. Eligibility for Participation

          (a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

          (b) Selection of Grantees. The Committee shall select the Employees, Key Advisors and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

     Section 6. Options

     The Committee may grant Options to an Employee, Key Advisor or Non-Employee Director upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

          (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Key Advisors and Non-Employee Directors.

          (b) Type of Option and Price.

               (i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees and Non-Employee Directors.

               (ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

          (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

          (d) Exercisability of Options.

               (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding Options held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully exercisable on the date of such termination of employment or service.

               (ii) The Committee may provide in a Grant Instrument that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during the same period as would be required to vest in the underlying Option, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

          (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (f) Termination of Employment, Retirement, Disability or Death.

               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.

               (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer or a termination for any reason other than death, Disability, Early Retirement or Normal Retirement, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

               (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee, including Options becoming exercisable pursuant to Section 6(d)(i) above, shall terminate unless exercised within thirty-eight (38) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.

               (iv) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within thirty-eight (38) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Unless the Committee determines otherwise, no Option shall accelerate and become exercisable as a result of a Grantee’s Early Retirement or Normal Retirement.

               (v) If the Grantee dies while employed by, or providing service to, the Employer, any Option that is otherwise exercisable by the Grantee, including Options becoming exercisable pursuant to Section 6(d)(i) above, shall terminate unless exercised within twelve (12) months after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term.

          (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Company depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

          (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary corporation (within the meaning of section 424(f) of the Code) of the Company.

          (i) Restrictive Covenants Agreement. All unexercised Options following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer.

     Section 7. Stock Awards

     The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

          (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time, at a particular date or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

          (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. Without limiting the foregoing, unless the Committee determines otherwise:

               (i) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement, a pro-rata portion of the Stock Award, based on the period in which the Grantee was employed by, or providing service to, the Employer during the Restriction Period, shall not terminate and shall continue to be subject to the restrictions, if any, to which such Stock Award was subject at the time of the Grant and the remaining balance of such Stock Award shall terminate. The shares of Company Stock subject to the pro-rata portion of the Stock Award that does not terminate on account of Early Retirement shall continue to be subject to any performance goals established by the Committee with respect to the Stock Award.

               (ii) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Normal Retirement, the Stock Award shall not terminate as a result of the Grantee’s Normal Retirement. The shares of Company Stock subject to the Stock Award shall continue to be subject to any performance goals established by the Committee with respect to the Stock Award.

          (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 14(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

          (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any Dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

          (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, the restrictions and conditions on all outstanding Stock Awards held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall immediately lapse.

          (g) Restrictive Covenants Agreement. All Stock Awards with respect to which the applicable restrictions have not lapsed following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the Restriction Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer.

     Section 8. Stock Units

     The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

          (a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

          (b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding Stock Units held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully vested on the date of such termination of employment or service.

          (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. Without limiting the foregoing, unless the Committee determines otherwise:

               (i) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement, a pro-rata share of the Stock Units, based on the period in which the Grantee was employed by, or providing service to, the Employer during the period of time during which the Stock Units remain subject to restrictions, shall not be forfeited as a result of such termination of employment or service. The pro-rata share of the Stock Units that is not forfeited as a result of the Grantee’s Early Retirement shall continue to be subject to any performance goals established by the Committee with respect to the Stock Units.

               (ii) If a Grantee ceases to be employed by, or provide service to, the Employer on account of Normal Retirement, the Stock Units shall not be forfeited as a result of such termination of employment or service. The Stock Units shall continue to be subject to any performance goals established by the Committee with respect to the Stock Units.

          (d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

          (e) Restrictive Covenants Agreement. All Stock Units with respect to which the applicable restrictions have not lapsed or which have not yet been paid following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the period of time during which the Stock Units remain subject to restrictions, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer.

     Section 9. Stock Appreciation Rights

     The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option. The following provisions are applicable to SARs:

          (a) General Requirements. The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

          (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

          (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. Without limiting the foregoing, unless the Committee determines otherwise, if a Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s death or Disability, all outstanding SARs held by the Grantee as of the date the Grantee ceases to be employed by, or provide service to, the Employer shall become fully exercisable on the date of such termination of employment or service. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

          (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

          (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

          (f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

          (g) Restrictive Covenants Agreement. All unexercised SARs following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the thirty-eight (38)-month period following such termination of employment or service, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer.

     Section 10. Other Stock-Based Awards

     The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8 and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

     Section 11. Dividend Equivalents

     The Committee may grant Dividend Equivalents alone or in connection with Stock Units or Other Stock-Based Awards, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Dividend Equivalents:

          (a) Amount of Dividend Equivalent Credited. The Company shall credit to an account for each Grantee maintained by the Company in its books and records on each record date the Dividend Equivalent Amount for each Grantee attributable to each record date, from the date of grant until the earliest of the date of:

               (i) the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),

               (ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for any reason other than death, Disability, Early Retirement, or Normal Retirement, or as otherwise determined by the Committee, in its sole discretion, at the time of the Grantee’s termination of employment or service, or

               (iii) the end of a period of four years from the date of grant.

The Company shall maintain in its books and records separate accounts which identify the Dividend Equivalent Amounts for each Grantee, reduced by all amounts paid pursuant to subsection (b) below. No interest shall be credited to any such account. The amount of Dividend Equivalents credited pursuant to this subsection (a) shall be deemed a separate payment for purposes of section 409A of the Code.

          (b) Payment of Credited Dividend Equivalents. Any Dividend Equivalent Amounts accrued in an account between the date of grant to March 1 of the following year shall be distributed to the Grantee no later than March 15 of the year following the date of grant, subject to subsection (c) below, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the Grantee no later than March 15 of such following year, subject to subsection (c) below. Notwithstanding the foregoing, if a Change in Control occurs while the Grantee is employed by, or providing service to, the Employer, any Dividend Equivalent Amounts or portion thereof, which have not, prior to such date, been paid to the Grantee or forfeited shall be paid to the Grantee within sixty (60) days following the consummation of the Change in Control.

          (c) Forfeiture of Dividend Equivalents. Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (b) above shall be forfeited by the Grantee if the Grantee ceases to be employed by, or provide service to, the Employer on March 1 of such accrual period; provided, however, that the Grantee shall not forfeit any payments if the Grantee ceases to be employed by, or provide service to, the Employer on account of death, Disability, Early Retirement, or Normal Retirement, subject to subsection (e) below.

          (d) Form of Payment. All Dividend Equivalent Amounts shall be paid solely in cash.

          (e) Restrictive Covenants Agreement. All unpaid Dividend Equivalent Amounts following the date a Grantee ceases to be employed by, or provide service to, the Employer on account of Early Retirement or Normal Retirement shall be forfeited if, during the applicable Accumulation Period, the Grantee violates the terms of any written invention assignment, non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer.

     Section 12. Qualified Performance-Based Compensation

     The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

          (a) Performance Goals.

               (i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

               (ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: total return to shareholders; dividends; earnings per share; customer growth; cost reduction goals; the achievement of specified operational goals, including water quality and the reliability of water supply; measures of customer satisfaction; net income (before or after taxes) or operating income; earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; revenue targets; return on assets, capital or investment; cash flow; budget comparisons; implementation or completion of projects or processes strategic or critical to the Company’s business operations; and any combination of, or a specified increase in, any of the foregoing.

          (b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (c) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable.

          (d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

     Section 13. Withholding of Taxes

          (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

          (b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Company and may be subject to the prior approval of the Company.

     Section 14. Transferability of Grants

          (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

          (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     Section 15. Consequences of a Change in Control

          (a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change in Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and unpaid Dividend Equivalent Amounts shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

          (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.

          (c) Committee. The Committee making the determinations under this Section 15 following a Change in Control must be comprised of the same members as those on the Committee immediately before the Change in Control.

     Section 16. Requirements for Issuance or Transfer of Shares

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Company deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     Section 17. Amendment and Termination of the Plan

          (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

          (b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

          (c) Shareholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if required by section 162(m) of the Code or the regulations thereunder.

          (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

          (e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(f) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (f) Effective Date of the Plan. The Plan shall be effective as of the date on which the shareholders approve the Plan.

     Section 18. Miscellaneous

          (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.

          (b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

          (c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

          (d) Rights of Grantees. Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

          (e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

          (g) Employees Subject to Taxation Outside the United States. With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

          (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

762 W. LANCASTER AVENUE BRYN MAWR, PA 19010
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aqua America, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt by us prior to the day of the meeting (proxy cards received on or after the day of the meeting will not be counted).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AQUAA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AQUA AMERICA, INC.

The Board of Directors recommends that you vote FOR all nominees for Director and FOR Proposals 2 and 3.
1.	Election of Directors
Nominees:
	01)	Nicholas DeBenedictis
	02)	Richard H. Glanton
	03)	Lon R. Greenberg

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
		For	Against	Abstain

2.	To approve the 2009 Omnibus Equity Compensation Plan.	☐	☐	☐

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year.	☐	☐	☐

The Board of Directors recommends that you vote AGAINST Proposal 4.

4.	Shareholder proposal regarding the preparation and publication of a sustainability report.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

This is your admission ticket to the Aqua America, Inc. Annual Meeting of Shareholders to be held May 8, 2009, at 10:00 a.m., Eastern Daylight Time, at the Drexelbrook Banquet Facility & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community. Please present this original ticket for admission at the registration table.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of the latest account statement showing your Aqua America, Inc. stock balance. Please present the account statement at the registration table at the Annual Meeting. You will not, however, be entitled to vote the shares at the Annual Meeting, unless you obtained a legal proxy from your broker, bank or other shareholder of record and bring it to the meeting. A copy of the account statement is not sufficient for this purpose.

DIRECTIONS TO DREXELBROOK BANQUET FACILITY & CORPORATE EVENTS CENTER

From Schuylkill Expressway (I-76): Exit at City Line Avenue, Route 1 South. Travel South on Route 1 for 8.4 miles, passing Route 30 and West Chester Pike (Route 3). Turn left onto Burmont Road (St. Dorothy’s Church is on the left). Turn right at the first light onto State Road. Drive 4/10 of a mile, and turn left onto Wildell Road. Jog left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

From I-476 (Blue Route): Take exit 5 (Springfield-Lima, Route 1). Take Route 1 North towards Springfield for two miles. Bear right at the 5th traffic light onto State Road (A gas station is on the left). Drive 4/10 of a mile, and turn right onto Wildell Road at the flashing lights. Turn left at the stop sign, then turn right at the entrance to Drexelbrook. Turn left, the Drexelbrook facility is located on the right.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are also available at http://ir.aquaamerica.com
AQUAA2

PROXY
AQUA AMERICA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AQUA AMERICA, INC.
Proxy for Annual Meeting of Shareholders, May 8, 2009

The undersigned hereby appoints Roy H. Stahl, David P. Smeltzer and Robert A. Rubin, or a majority of them or any one of them acting singly in absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Drexelbrook Banquet & Corporate Events Center, 4700 Drexelbrook Drive, Drexel Hill, Pennsylvania 19026, located within the Drexelbrook Community, at 10:00 a.m., Eastern Daylight Time, on Friday, May 8, 2009 and any adjournments or postponements thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment and Direct Stock Purchase Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in Proposal 1 on the reverse side, FOR the 2009 Omnibus Equity Compensation Plan in Proposal 2, FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2009 fiscal year in Proposal 3, AGAINST the shareholder proposal regarding the preparation and publication of a sustainability report in Proposal 4, and in accordance with the proxies’ discretion upon other matters properly coming before the meeting and any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND PROPERLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE